As filed with the Securities and Exchange Commission on December 31, 2007
File No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALDABRA 3 ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	26-0785623
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Terrapin Partners LLC
540 Madison Avenue, 17th Floor
New York, New York 10022
(212) 710-4100
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Jason Weiss, Chief Executive Officer
c/o Terrapin Partners LLC
540 Madison Avenue, 17th Floor
New York, New York 10022
(212) 710-4100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 — Facsimile	Bruce S. Mendelsohn, Esq. Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 (212) 872-1000 (212) 872-1002 — Facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount Being	Offering	Aggregate	Amount of
Securities Being Registered	Registered	Price per Security(1)	Offering Price(1)	Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and three quarters of one Warrant(2)	57,500,000 Units	$10.00	$575,000,000	$22,597.50
Shares of Common Stock included as part of the Units	57,500,000 Shares	—	—	—(3)
Warrants included as part of the Units	43,125,000 Warrants	—	—	—(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	43,125,000 Shares	$6.50	$280,312,500	$11,016.29
Total			$855,312,500	$33,613.79

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 7,500,000 Units and 7,500,000 shares of Common Stock and 5,625,000 Warrants underlying such Units which may be issued on exercise of a 30-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee required pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION,          , 2008
PROSPECTUS
$500,000,000

50,000,000 Units

Aldabra 3 Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses, which we refer to as our initial business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry. If we are unable to consummate a business combination within 24 months from the date of this prospectus, or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months from the date of this prospectus and the business combination has not yet been consummated within such 24-month period, we will seek stockholder approval to liquidate and distribute the proceeds held in the trust account to our public stockholders. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit consists of one share of our common stock and three quarters (3/4) of one warrant. We are offering 50,000,000 units. The public offering price will be $10.00 per unit. Each whole warrant entitles the holder to purchase one share of our common stock at a price of $6.50. The warrants will become exercisable on the later of the completion of our initial business combination and one year from the date of this prospectus (provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available) and will expire six years from the date of this prospectus, unless earlier redeemed.

We have also granted the underwriters a 30-day option to purchase up to an additional 7,500,000 units to cover over-allotments, if any.

Nathan D. Leight, our chairman, and Jason G. Weiss, our chief executive officer, who we refer to as our executive officers, our directors and Stephen H. Bittel, a director of Aldabra 4 Acquisition Corp., and Peter R. Deutsch, a former director of Aldabra Acquisition Corporation and special advisor to Aldabra 2 Acquisition Corp., and/or their family trusts, have agreed to purchase an aggregate of 7,600,000 warrants at a price of $1.25 per warrant ($9.5 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. We refer to the purchasers of these securities as the sponsors, and we refer to these warrants as the sponsors’ warrants, throughout this prospectus. The proceeds from the sale of the sponsors’ warrants in the private placement will be deposited into a trust account and subject to a trust agreement, described below, and will be part of the funds distributed to our public stockholders in the event we are unable to complete an initial business combination. The sponsors’ warrants are identical to the warrants included in the units being sold in this offering, except that the sponsors’ warrants (i) are non-redeemable so long as they are held by any of the sponsors or their permitted transferees, (ii) are subject to certain transfer restrictions and will not be exercisable while they are subject to these transfer restrictions and (iii) may be exercised on a cashless basis, as described in this prospectus.

Currently, there is no public market for our units, common stock or warrants. We intend to apply to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol          .U on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 35th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until we have (i) filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and (ii) issued a press release announcing when such separate trading will begin. No fractional warrants will be issued and only whole warrants will trade. Once the securities comprising the units begin separate trading, the common stock and the warrants will be traded on the American Stock Exchange under the symbols “ “ and “ .WS,” respectively. We cannot assure you, however, that our securities will be listed or will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 21 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds

Public offering price	$10.00	$500,000,000
Underwriting discounts and commissions(1)	$0.70	$35,000,000
Proceeds to us (before expenses)	$9.30	$465,000,000

(1)	Includes $0.30 per unit or $15.0 million in the aggregate ($17.25 million if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions to be placed in the trust account described below. Such funds will be released to the underwriters only on completion of an initial business combination, as described in this prospectus.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about          , 2008. Of the proceeds we receive from this offering and the sale of the sponsors’ warrants described in this prospectus, approximately $9.77 per unit sold to the public in this offering, or approximately $488.6 million in the aggregate (or approximately $9.75 per unit, or approximately $560.6 million in the aggregate if the underwriters’ over-allotment is exercised in full), will be deposited into a trust account at Wilmington Trust, maintained by Continental Stock Transfer & Trust Company acting as trustee. These funds will not be released to us until the earlier of the completion of our initial business combination and our liquidation (which may not occur until 24 months from the date of this prospectus, or 30 months under certain circumstances).

Citi

Lazard Capital Markets	Pali Capital, Inc.

          , 2008

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Until          , 2008 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we”, “us” or “our company” refer to Aldabra 3 Acquisition Corp. References in this prospectus to “public stockholders” refers to those persons that purchase the securities offered by this prospectus or afterwards and any of our initial stockholders (as defined below) who purchase these securities either in this offering or afterwards, provided that our initial stockholders’ status as “public stockholders” shall only exist with respect to those securities so purchased. References in this prospectus to our “management team” refer to our executive officers and directors. The information in this prospectus has been adjusted to reflect a 3/4-for-1 warrant dividend for each outstanding share of common stock which was effected as of December 19, 2007. Such transaction has effectively recapitalized the initial stockholders’ investment and has created the founders’ units that are discussed throughout this prospectus. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

We are a blank check company organized under the laws of the State of Delaware on August 24, 2007. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses, which we refer to as our initial business combination. To date, our efforts have been limited to organizational activities.

Our efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to focus our efforts on seeking an initial business combination with a portfolio company currently held by a private equity firm specializing in either leveraged buyouts or venture capital.

We do not have any specific business combination under consideration. Our executive officers and directors have neither individually identified or considered a target business nor have they had any discussions regarding possible target businesses amongst themselves or with our underwriters or other advisors. We have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to an initial business combination transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any steps, directly or indirectly, to identify or locate any acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

We will seek to capitalize on the significant investing experience and contacts of Nathan D. Leight, our Chairman, and Jason G. Weiss, our Chief Executive Officer, Secretary and a Director, each of whom has substantial experience in identifying, investing in, and acquiring businesses in a wide variety of industries. In 1998, Messrs. Leight and Weiss founded Terrapin Partners LLC, which through its network of affiliated companies manages, as of September 30, 2007, more than $600 million of capital for institutional investors, high net worth individuals, and Terrapin’s principals. Additionally, Messrs. Leight and Weiss serve as the Chairman and Chief Executive Officer, respectively, of Aldabra 2 Acquisition Corp. (“Aldabra 2”), a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Aldabra 2 consummated its initial public offering in June 2007 and raised gross proceeds of $414 million at an offering price of $10.00 per unit. In September 2007, Aldabra 2 entered into a definitive agreement for an initial business combination with the paper and packaging divisions of Boise Cascade, L.L.C., a portfolio company of Madison Dearborn Capital Partners, LLC (“Madison Dearborn”), and expects shareholders to vote on the proposed transaction in the first quarter of 2008. Messrs. Leight and Weiss also served as Chairman and Chief Executive Officer, respectively, of Aldabra Acquisition Corporation (“Aldabra 1”), a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business. Aldabra 1 consummated its initial public offering in February 2004 and raised gross proceeds of $55.2 million at an offering price of $6.00 per unit. In December 2006, Aldabra 1 completed a merger with Great Lakes Dredge & Dock Corporation, a portfolio company of Madison Dearborn.

Our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to $750 million. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, with respect to the satisfaction of such criteria.

We anticipate structuring an initial business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure an initial business combination to acquire less than 100% of such interests or assets of the target business or businesses but such acquisition will not be for less than a controlling interest (which would be at least 50.1% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least $750 million.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

The target business or businesses that we acquire may have a collective fair market value substantially in excess of $750 million. In order to consummate such an initial business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate an initial business combination. If we issue securities in order to consummate an initial business combination, our stockholders could end up owning a minority of the combined company as there is no requirement that our stockholders own a certain percentage of our company after our business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

If we are unable to consummate a business combination within 24 months from the date of this prospectus (or within 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months from the date of this prospectus and the business combination has not yet been consummated within such 24-month period), we will seek stockholder approval to liquidate and distribute the proceeds held in the trust account to our public stockholders in an amount we expect to be approximately $9.77 per share of common stock held by them (or approximately $9.75 per share if the underwriters exercise their over-allotment option in full), without taking into account any interest earned on such funds.

Simultaneously with our formation, our executive officers organized Aldabra 4 Acquisition Corp. (“Aldabra 4”), formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses with a fair market value of $725 million or less. Aldabra 4 is anticipating to raise approximately $100 million in its initial public offering. It is anticipated that our initial public offering will coincide with that of Aldabra 4, although this is not a requirement of either offering. Nathan D. Leight, our chairman, and Jason G. Weiss, our chief executive officer, secretary and director, have entered into a business opportunity right of first review agreement with us and Aldabra 4 that provides that from the date of Aldabra 4’s prospectus for its initial public offering until the earlier of the consummation of its initial business combination or its liquidation, Aldabra 4 will have a right of first review with respect to the business combination opportunities of Messrs. Leight and Weiss with a fair market value of $725 million or less. Messrs. Leight and Weiss will first offer such business opportunities to Aldabra 4 (subject to any pre-existing contractual or fiduciary obligations they might have) and they will not and we will not pursue such a business opportunity unless and until a majority of Aldabra 4’s disinterested directors have determined for any reason that Aldabra 4 will not pursue such an opportunity. This right of first review does not apply to a target business that (i) is being considered by us in connection with other target businesses that will be acquired simultaneously by Aldabra 3 and is majority owned by the same sellers or (ii) is an affiliate of another business we are simultaneously acquiring.

Our executive officers and certain of our directors are also principals of Aldabra 2. Aldabra 2 consummated its initial public offering in June 2007 and in September 2007 entered into a definitive agreement for a business combination with Boise Cascade, L.L.C., a Madison Dearborn portfolio company, to acquire the assets and liabilities related to the operation of the paper, packaging and newsprint, and transportation businesses of, and most of the headquarters operations of, Boise Cascade, L.L.C., including Boise White Paper, L.L.C., Boise Packaging & Newsprint, L.L.C. and Boise Cascade Transportation Holdings Corp. (collectively, “Boise”). If the business combination between Aldabra 2 and Boise fails for any reason, our executive officers and certain of our directors will have a pre-existing fiduciary and contractual obligation to Aldabra 2 and will offer it all suitable business opportunities prior to offering such opportunities to us or Aldabra 4.

Private Placements and Future Purchases of Common Stock

Effective November 5, 2007, we issued an aggregate of 14,375,000 founders’ units (after giving retroactive effect to our warrant dividend of three quarters (3/4) of a warrant issued per share of founders’ common stock that was effected as of December 19, 2007) to Terrapin Partners Equity Partnership, Jonathan Berger, Richard Rogel, David Jaffe, Bruce Pollack, William Stiritz and Terrapin Partners Employee Partnership for $25,000 in cash, at a purchase price of approximately $0.002 per unit. This number includes up to 1,875,000 founders’ units which are subject to forfeiture to the extent the underwriters do not exercise their over-allotment option in full. Each unit consists of one share of common stock and three quarters (3/4) of one warrant. We refer to the current holders of these outstanding units as our initial stockholders, and we refer to these outstanding units, shares of common stock and warrants as the founders’ units, founders’ common stock and founders’ warrants throughout this prospectus.

The founders’ units are identical to the units being sold in this offering, except that:

•	up to an aggregate of 1,875,000 founders’ units are subject to forfeiture by our initial stockholders to the extent that the over-allotment option is not exercised in full by the underwriters;

•	the founders’ units will be placed in escrow and the founders’ common stock and founders’ warrants are subject to the transfer restrictions and registration rights described in this prospectus;

•	the founders’ warrants will become exercisable after the consummation of our initial business combination if and when the last sales price of our common stock exceeds $14.50 per share for any 20 trading days within any 30-trading day period beginning 90 days after the initial business combination;

•	the founders’ warrants will be exercisable on a cashless basis and will not be redeemable by us, in each case, as long as they are held by the initial stockholders or their permitted transferees;

•	the initial stockholders have agreed to: (i) vote the founders’ common stock in the same manner as the majority of shares voted by the public stockholders at the special or annual meeting called for the purpose of approving our initial business combination; and (ii) vote in favor of our dissolution and liquidation in the event that we do not consummate an initial business combination within 24 months or 30 months from the date of this prospectus, as applicable;

•	the initial stockholders will not be able to exercise conversion rights (as described below) with respect to the founders’ common stock; and

•	the initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock if we fail to consummate an initial business combination.

The initial stockholders have agreed not to transfer, assign or sell any of the founders’ units until one year after the date of the completion of an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our common stock equals or exceeds $18.00 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property; provided however that transfers can be made to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote in the same manner as a majority of the public stockholders in connection with the vote required to approve our initial business combination and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination. For so long as the founders’ units are subject to such transfer restrictions they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.

All of our executive officers and directors and Stephen H. Bittel, a director of Aldabra 4, and Peter R. Deutsch, a former director of Aldabra 1 and special advisor to Aldabra 2, and/or their family trusts, have agreed to purchase an aggregate of 7,600,000 warrants at a price of $1.25 per warrant ($9.5 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. The $9.5 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete such an initial business combination, then the $9.5 million will be part of the liquidating distribution to our public stockholders, and the sponsors’ warrants will expire worthless.

The sponsors’ warrants are identical to the warrants included in the units being sold in this offering, except that the sponsors’ warrants (i) are non-redeemable so long as they are held by any of the sponsors or their permitted transferees, (ii) are subject to certain transfer restrictions as described in more detail in this prospectus and will not be exercisable while they are subject to these transfer restrictions and (iii) may be exercised on a cashless basis, as described in this prospectus. The sponsors have agreed not to sell or otherwise transfer any of the sponsors’ warrants until the later of one year from the date of this prospectus or 60 days after the date we complete our initial business combination; provided however that transfers can be made to permitted transferees who agree in writing to be bound by such transfer restrictions. For so long as the sponsors’ warrants are subject to such transfer restrictions they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.

Our executive offices are located at c/o Terrapin Partners LLC, 540 Madison Avenue, 17th Floor, New York, New York 10022 and our telephone number is (212) 710-4100.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 21 of this prospectus.

Securities offered	50,000,000 units, at $10.00 per unit, each unit consisting of:

• one share of common stock; and

• three quarters (3/4) of one warrant.

Trading commencement and separation of common stock and warrants	The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. determines that an earlier date is acceptable. No fractional warrants will be issued and only whole warrants will trade. In no event will Citigroup Global Markets Inc. allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place four business days from the date the units commence trading. The Form 8-K will include financial information regarding our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Citigroup Global Markets Inc. has allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus.

The units will continue to trade along with the common stock and warrants after the units are separated. Holders will need to have their brokers contact our transfer agent in order to separate the units into common stock and warrants.

Units:

Number outstanding before this offering	14,375,000 units[1]

1 This number includes an aggregate of up to 1,875,000 founders’ units, comprised of 1,875,000 shares of founders’ common stock and 1,406,250 founders’ warrants, that are subject to forfeiture by our initial stockholders if the over-allotment option is not exercised in full by the underwriters and gives effect to our warrant dividend.

Number outstanding after this offering	62,500,000 units[2]

Common stock:

Number outstanding before this offering	14,375,000 shares[3]

Number to be outstanding after this offering	62,500,000 shares[4]

Warrants:

Number outstanding before this offering	10,781,250 warrants[5]

Number to be sold privately simultaneously with consummation of this offering	7,600,000 warrants

Number to be outstanding after this offering and sale to insiders	54,475,000 warrants[6]

Exercisability	Each whole warrant is exercisable for one share of common stock. Warrants may be exercised only in increments of one whole warrant.

Exercise price	$6.50

Exercise period	The warrants will become exercisable on the later of:

• the completion of an initial business combination with a target business, and

• one year from the date of this prospectus.

However, the warrants will only be exercisable if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire at 5:00 p.m., New York City time, six years from the date of this prospectus or earlier upon redemption.

2 Assumes the over-allotment option has not been exercised and an aggregate of 1,875,000 founders’ units, comprised of 1,875,000 shares of founders’ common stock and 1,406,250 founders’ warrants, have been forfeited by our initial stockholders.
3 This number includes an aggregate of up to 1,875,000 shares of founders’ common stock that are subject to forfeiture by our initial stockholders if the over-allotment option is not exercised in full by the underwriters.
4 Assumes the over-allotment option has not been exercised and an aggregate of 1,875,000 shares of founders’ common stock have been forfeited by our initial stockholders.
5 This number includes an aggregate of up to 1,406,250 founders’ warrants that are subject to forfeiture by our initial stockholders if the over-allotment option is not exercised in full by the underwriters and gives effect to our warrant dividend.
6 Assumes the over-allotment option has not been exercised and an aggregate of 1,406,250 founders’ warrants have been forfeited by our initial stockholders.

Redemption	We may redeem the outstanding warrants (excluding any founders’ warrants and sponsors’ warrants held by the initial stockholders, sponsors or their permitted transferees) without the prior consent of the underwriters:

• in whole and not in part,

• at a price of $.01 per warrant at any time while the warrants are exercisable,

• upon a minimum of 30 days’ prior written notice of redemption, and

• if, and only if, the last sales price of our common stock equals or exceeds $14.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period. If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

We may not redeem the sponsors’ warrants so long as they are held by the sponsors or their permitted transferees.

Reasons for redemption limitations:	We have established the above conditions to our exercise of redemption rights to:

• provide warrant holders with adequate notice of redemption;

• permit redemption only after the then-prevailing common stock price is substantially above the warrant exercise price; and

• ensure a sufficient differential between the then-prevailing common stock price and the warrant exercise price exists so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, there can be no assurance that the price of the common stock will not fall below the $14.50 trigger price or the $6.50 warrant exercise price after the redemption notice is issued.

Founders’ units	Effective November 5, 2007, we issued an aggregate 14,375,000 founders’ units (which includes 1,875,000 founders’ units which are subject to forfeiture to the extent the underwriters do not exercise their over-allotment option in full after giving effect to our warrant dividend) to Terrapin Partners Equity Partnership, Jonathan Berger, Richard Rogel, David Jaffe, Bruce Pollack, William Stiritz and Terrapin Partners Employee Partnership for $25,000 in cash, at a purchase price of approximately $0.002 per unit. Each unit consists of one share of common stock and three quarters (3/4) of one warrant. The founders’ units are identical to the units being sold in this offering, except that:

• an aggregate of up to 1,875,000 founders’ units are subject to forfeiture by our initial stockholders to the extent that the over-allotment option is not exercised in full by the underwriters;

• the founders’ units will be placed in escrow and the founders’ common stock and founders’ warrants are subject to the transfer restrictions and registration rights described in this prospectus;

• the founders’ warrants will become exercisable after the consummation of our initial business combination if and when the last sales price of our common stock exceeds $14.50 per share for any 20 trading days within any 30-trading day period beginning 90 days after the initial business combination;

• the founders’ warrants will be exercisable on a cashless basis and will not be redeemable by us, in each case, as long as they are held by the initial stockholders or their permitted transferees;

• the initial stockholders have agreed to (i) vote the founders’ common stock in the same manner as the majority of shares voted by the public stockholders at the special or annual meeting called for the purpose of approving our initial business combination, and (ii) vote in favor of our dissolution and liquidation in the event that we do not consummate an initial business combination within 24 months or 30 months from the date of this prospectus, as applicable;

• the initial stockholders will not be able to exercise conversion rights (as described below) with respect to the founders’ common stock; and

• the initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock if we fail to consummate an initial business combination.

The initial stockholders have agreed not to transfer, assign or sell any of the founders’ units, founders’ common stock or founders’ warrants (including the common stock to be issued upon the exercise of the founders’ warrants) until one year after the date of the completion of an initial business combination or earlier if, subsequent to our initial business combination, (i) the closing price of our common stock equals or exceeds $18.00 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property; provided however that transfers can be made to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote in the same manner as a majority of the public stockholders in connection with the vote required to approve our initial business combination and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination. For so long as the founders’ units are subject to such transfer restrictions they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company.

Sponsors’ warrants purchased through private placement	7,600,000 sponsors’ warrants at $1.25 per warrant (for a total purchase price of $9.5 million) will be sold to the sponsors pursuant to letter agreements among us and the sponsors. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The sponsors’ warrants will be identical to the warrants underlying the units being offered by this prospectus except that the sponsors’ warrants (i) will be exercisable on a cashless basis and (ii) will not be redeemable by us so long as they are still held by the sponsors or their permitted transferees. The sponsors have agreed, pursuant to the agreements, that the sponsors’ warrants will not be sold or transferred by them (except to employees of Terrapin Partners LLC or to our directors at the same cost per warrant originally paid by them) until the later of one year from the date of this prospectus and 60 days after the consummation of our business combination. In the event of a liquidation prior to our initial business combination, the sponsors’ warrants will expire worthless.

Right of first review:	In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our executive officers has agreed, until the earliest of an initial business combination, our liquidation or such time as he ceases to be an executive officer, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have.

Additionally, our executive officers have agreed that from the date of Aldabra 4’s prospectus for its initial public offering until the earlier of the consummation of its initial business combination or its liquidation, Aldabra 4 will have a right of first review with respect to the business combination opportunities of Messrs. Leight and Weiss with a fair market value of $725 million or less. Messrs. Leight and Weiss will first offer such business opportunities to Aldabra 4 (subject to any pre-existing contractual or fiduciary obligations they might have) and they will not and we will not pursue such a business opportunity unless and until a majority of Aldabra 4’s disinterested directors have determined for any reason that Aldabra 4 will not pursue such an opportunity. This right of first review does not apply to a target business that (i) is being considered by us in connection with other target businesses that will be acquired simultaneously by Aldabra 3 and is majority owned by the same sellers or (ii) is an affiliate of another business we are simultaneously acquiring.

For a complete description of our executive officers’ pre-existing fiduciary and contractual obligations, see “Management — Conflicts of Interest.”

Proposed American Stock Exchange symbols for our:

Units	.U

Common stock

Warrants	.WS

Proceeds of offering to be held in trust account and amounts payable prior to trust account distribution in liquidation	Approximately, $488.6 million or approximately $9.77 per unit (approximately $560.6 million, or approximately $9.75 per unit if the underwriters’ over-allotment option is exercised in full) of the proceeds of the offering and the private placement of the sponsors’ warrants will be placed in a trust account at Wilmington Trust, maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. These proceeds include $15.0 million in deferred underwriting discounts and commissions (or $17.25 million if the over-allotment option is exercised in full). The underwriters have agreed that such amount will not be paid to them unless and until we consummate an initial business combination. Upon the consummation of our initial business combination, the deferred underwriting discounts and commissions shall be released to the underwriters out of the gross proceeds of this offering held in the trust account. Except as described below, proceeds in the trust account will not be released until the earlier of the completion of our initial business combination and our liquidation. Unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering and the investigation, selection and negotiation of an agreement with one or more target businesses.

Notwithstanding the foregoing, there can be released to us from the trust account (i) interest income earned on the trust account balance to pay our income or other tax obligations and (ii) up to an aggregate of $5.0 million, or approximately $5.7 million if the underwriters’ over-allotment option is exercised in full, of interest earned on the trust account balance to fund our working capital expenses related to investigating and selecting a target business and our other working capital requirements. With these exceptions, expenses incurred by us while seeking an initial business combination may be paid prior to an initial business combination only from the net proceeds of this offering not held in the trust account (initially $200,000).

None of the warrants may be exercised until after the consummation of an initial business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to insiders	There will be no fees or other cash payments paid to, awarded to or earned by our initial stockholders, executive officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is) other than:

• repayment of an aggregate of $125,000 in non-interest bearing loans made by Nathan D. Leight, our chairman of the board, and Jason G. Weiss, our chief executive officer;

• a payment of an aggregate of $12,500 per month to Terrapin Partners LLC, an affiliate of Nathan D. Leight and Jason G. Weiss, for certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in New York City; and

• reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and our initial business combination.

All amounts held in the trust account that are not converted to cash, released to us in the form of interest income or payable to the underwriters for deferred discounts and commissions will be released to us on closing of our initial business combination	All amounts held in the trust account that are not converted to cash (as described below) or previously released to us as interest income to pay our tax obligations or to fund working capital will be released to us upon closing of our initial business combination with one or more target businesses, subject to compliance with the conditions to consummating an initial business combination described below. We will use these funds to pay amounts due to any public stockholders who exercise their conversion rights and to pay the underwriters their deferred underwriting discounts and commissions that are equal to 3.0% of the gross proceeds of this offering, or $15.0 million (or $17.25 million if the underwriters’ over-allotment option is exercised in full). Funds released from the trust account to us can be used to pay a portion of the purchase price of the target or target businesses. If the initial business combination is paid for using stock or debt securities, we may use the cash released to us from the trust account for general corporate purposes, including but not limited to maintenance or expansion of operations or acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

Stockholders must approve business combination	Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect any initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. In connection with the vote required for any initial business combination, all of our initial stockholders, including all of our executive officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. They have also agreed that they will vote any shares they purchase in this offering or in the aftermarket in favor of a business combination. Thus, additional purchases of shares of common stock by our initial stockholders, including our executive officers or directors, would likely allow them to exert additional influence over the approval of our initial business combination. None of our executive officers, directors, initial stockholders or their affiliates has indicated any intention to purchase additional units or shares of common stock from persons in the aftermarket or in private transactions. The factors that would be considered in making such additional purchases would include consideration of the current trading price of our common stock. Another factor that would be taken into consideration would be that any such additional purchases would likely increase the chances that our initial business combination would be approved.

We will proceed with an initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights described below. Accordingly, it is our understanding and intention in every case to structure and consummate an initial business combination in which approximately 39.99% of the public stockholders may exercise their conversion rights and the business combination can still go forward. In addition, if within 90 days before the expiration of the 24- or 30-month period from the date of this prospectus, as the case may be, we seek approval from our stockholders to consummate a business combination, the proxy statement related to such business combination will also seek stockholder approval for our dissolution and our board’s recommended plan of distribution in the event our stockholders do not approve such business combination or if such business combination is not consummated for other reasons.

Conditions to consummating our initial business combination	We will not enter into our initial business combination (i) with an entity with which our executive officers or directors, through their other business activities, had acquisition or investment discussions in the past, (ii) with an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with any of our executive officers or directors or (iii) where we acquire less than 100% of a target business and any of our executive officers, directors, initial stockholders, sponsors or their affiliates acquire the remaining portion of such target business, unless, in such cases, the transaction is approved by a majority of our disinterested directors and our audit committee and we obtain an opinion from an independent investment banking firm that is a member of FINRA that the business combination is fair to our unaffiliated stockholders from a financial point of view.

Our initial business combination must occur with one or more target businesses that collectively have a fair market value of at least $750 million at the time of such initial business combination. We may seek to consummate our initial business combination with a target business or businesses with a collective fair market value in excess of $750 million at the time of such initial business combination. We will only consummate an initial business combination in which we become the controlling stockholder of the target. The key factor that we will rely on in determining controlling stockholder status would be our acquisition of at least 50.1% of the voting equity interests of the target company. If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least $750 million. For the purposes of determining such fair market value, any debt assumed, refinanced or otherwise incurred by us in conjunction with our initial business combination shall be included at the accrued value in the financial statements of the target business in the calculation of such fair market value. We will not consider any transaction that does not meet such criteria.

Conversion rights for stockholders voting to reject a business combination	Pursuant to our amended and restated certificate of incorporation, public stockholders voting against an initial business combination will be entitled to convert their stock into a pro rata share of the trust account (initially approximately $9.77 per share, or approximately $9.75 per share if the over-allotment option is exercised), plus any interest income earned on their portion of the trust account but less any interest that has been released to us as described above to fund our working capital requirements or pay any of our tax obligations, if the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns greater than 10% of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if, for example, its shares are not purchased by us or our management at a premium to the then current market price. By eliminating any stockholder’s ability to convert more than 10% of the shares sold in this offering, we believe we will deter a small group of stockholders from unreasonably attempting to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. Our initial stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether their shares of founders’ common stock or shares purchased by them in this offering or in the aftermarket. Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the converting holder.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to a proposed business combination at a meeting held for that purpose. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to execute a definitive agreement with a different target business until twenty four months from the date of this prospectus and to consummate an initial business combination with a different target business until thirty months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholder.

Investors in this offering who do not sell or who receive less than an aggregate of approximately $0.23 (or $0.25 if the underwriters’ over-allotment option is exercised in full) of net sales proceeds for the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of approximately $9.77 per share (or $9.75 per share if the underwriters’ over-allotment option is exercised in full), may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

Liquidation if no business combination	If we do not effect our initial business combination within 24 months from the date of this prospectus (or within 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months from the date of this prospectus and the business combination has not yet been consummated within such 24-month period), pursuant to the terms of the trust agreement by and between us and Wilmington Trust, our amended and restated

certificate of incorporation and applicable provisions of the Delaware General Corporation Law, we will seek stockholder approval to dissolve as promptly as practicable and to liquidate and release only to our public stockholders, as part of our plan of distribution, the amount in our trust account, including (i) all accrued interest, net of income taxes payable on such interest and net of interest earned on the trust account balance previously released to us to fund our working capital requirements and (ii) all deferred underwriting discounts and commissions plus any remaining assets.

Stockholder approval of liquidation requirement	We cannot provide investors with assurances of a specific timeframe for our dissolution and liquidation. Pursuant to our amended and restated certificate of incorporation, upon the expiration of such 24- or 30-month time period, as applicable, it is intended that our purposes and powers will be limited to dissolving, liquidating and winding up. Also contained in our amended and restated certificate of incorporation is the requirement that our board of directors, to the fullest extent permitted by law, consider a resolution to dissolve our company at that time. Consistent with such obligations, our board of directors will seek stockholder approval for any such plan of distribution, and our initial stockholders have agreed to vote in favor of such dissolution and liquidation. As promptly as practicable upon the later to occur of (i) the approval by our stockholders of our plan of distribution or (ii) the effective date of such approved plan of distribution, we will liquidate our trust account to our public stockholders.

Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to the founders’ common stock. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate on our liquidation. We estimate that our total costs and expenses for implementing and completing our stockholder-approved dissolution and plan of distribution, if not done in connection with a stockholder vote with respect to a potential business combination, will be between $75,000 and $125,000. This amount includes all costs and expenses relating to filing a certificate of dissolution with the State of Delaware, the winding up of our company, printing and mailing a proxy statement, holding a stockholders’ meeting relating to the approval by our stockholders of our dissolution and plan of distribution, legal fees and other filing fees. We believe that there should be sufficient funds available to us out of the net interest earned on the trust account and released to us as working capital, to fund the $75,000 to $125,000 in costs and expenses.

In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, it is intended that our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 60 days prior to the date which is 24 months from the date of this prospectus (or 60 days prior to the date which is 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months from the date of this prospectus and the business combination has not yet been consummated within such 24-month period), our board will, prior to such date, convene, adopt and recommend to our stockholders our dissolution and plan of distribution, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. Pursuant to the trust agreement governing such funds, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released (other than in connection with the funding of working capital, a conversion or a business combination as described elsewhere in this prospectus). Consequently, holders of a majority of our outstanding stock must approve our dissolution and plan of distribution in order to receive the funds held in our trust account and, other than in connection with a conversion or a business combination, the funds will not be available for any other corporate purpose.

If we are unable to conclude an initial business combination and we expend all of the net proceeds of this offering and the purchase price paid in consideration for the founders’ units other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation price will be approximately $9.77 (or approximately $9.75 per share if the underwriters’ over-allotment option is exercised in full), or $0.23 less than the per-unit offering price of $10.00 ($0.25 less if the underwriters’ over-allotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than approximately $9.77 (or approximately $9.75 per share if the underwriters’ over-allotment option is exercised in full).

While we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Nathan D. Leight and Jason G. Weiss have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so. Furthermore, Messrs. Leight and Weiss will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business). Additionally, in the case of a prospective target business that did not execute a waiver, such liability will be only in an amount necessary to ensure that public stockholders receive no less than $10.00 per share upon liquidation.

Escrow of founders’ units	On the date of this prospectus, all of our initial stockholders, including all of our executive officers and directors, will place their founders’ units into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers (i) to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) by private sales with respect to up to 33% of the founders’ units made at or prior to the consummation of an initial business combination at prices no greater than the price at which the units were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement), these units will not be transferable during the escrow period and will not be released from escrow until one year after the consummation of our initial business combination or earlier if the over-allotment option is not exercised in full or in part, but only to the extent necessary to have up to 1,875,000 units cancelled as described above or if, following an initial business combination, (i) the last sales price of our common stock equals or exceeds $18.00 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Audit committee to monitor compliance	Effective upon consummation of this offering, we will establish and will maintain an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such non compliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount	We determined the size of this offering in connection with the size of the offering for Aldabra 4’s initial public offering. We believe structuring our two initial public offerings simultaneously with different valuation requirements helps remove any potential conflicts of interest in engaging in the two offerings at the same time and provides our management with the greatest flexibility in finding suitable target businesses for both us and Aldabra 4 to complete an initial business combination. This belief is not based on any research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete an initial business combination, we will have no operations and will generate no operating revenues. Our only revenues following this offering, and until we complete an initial business combination, will be from interest generated from our trust investments. In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 21 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	November 15, 2007
	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital	$11,500	$473,824,000
Total assets	150,007	473,824,000
Total liabilities	126,007	—
Value of common stock which may be converted to cash	—	195,439,990
Stockholders’ equity	24,000	278,384,010

(1)	Includes the $9.5 million we will receive from the sale of the sponsors’ warrants. Assumes the payment of the $15.0 million deferred underwriters’ discounts and commissions to the underwriters.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

The working capital excludes $12,500 of costs related to this offering which were paid or accrued prior to November 15, 2007. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

The “as adjusted” working capital and total assets amounts include the $473.6 million to be held in the trust account, which will be available to us only upon the consummation of an initial business combination within the time period described in this prospectus. The total amount to be placed in trust also includes $15.0 million (or $0.30 per unit) of deferred underwriting discounts and commissions payable to the underwriters in the offering only if we consummate an initial business combination. If an initial business combination is not so consummated, the trust account totaling $488.6 million of net proceeds from the offering, including $9.5 million of proceeds from the private placement of the sponsors’ warrants, and all accrued interest earned thereon less (i) up to $5.0 million, or approximately $5.7 million if the underwriters’ over-allotment option is exercised in full, that may be released to us to fund our expenses and other working capital requirements and (ii) any amounts released to us to pay our income or other tax obligations, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will not proceed with an initial business combination if public stockholders owning 40% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect an initial business combination if public stockholders owning up to approximately 39.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 39.99% of the 50,000,000 shares sold in this offering, or 19,999,999 shares of common stock, at an initial per-share conversion price of approximately $9.77, without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

•	the amount in the trust account, including all accrued interest after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of common stock sold in the offering.

Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of the initial business combination, the company (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated With Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of an initial business combination.

We may not be able to consummate an initial business combination within the required time frame, in which case, we would be forced to liquidate our assets.

Pursuant to our amended and restated certificate of incorporation, we have 24 months from the date of this prospectus (or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months from the date of this prospectus and the business combination relating thereto has not yet been consummated within such 24-month period) in which to complete an initial business combination. If we fail to consummate an initial business combination within the required time frame, we will, in accordance with our amended and restated certificate of incorporation seek stockholder approval to dissolve, liquidate and wind up. The foregoing requirements are set forth in Article Sixth of our amended and restated certificate of incorporation and may not be eliminated except in connection with, and upon consummation of, our initial business combination. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of an initial business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding an initial business combination, nor taken any steps, directly or indirectly, to identify or locate any acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

If our stockholders approve our liquidation before an initial business combination is consummated and distribute the trust account, our public stockholders may receive less than $10.00 per share and our warrants will expire worthless.

If we are unable to complete an initial business combination within 24 months from the date of this prospectus (or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months from the date of this prospectus and the business combination relating thereto has not yet been consummated within such 24-month period) and our stockholders approve our liquidation, the per-share liquidation distribution may be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of an initial business combination.

If we are unable to consummate a business combination, our public stockholders will be forced to wait up to 30 months before receiving liquidation distributions.

We have 24 months from the date of this prospectus (or 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months from the date of this prospectus and the business combination relating thereto has not yet been consummated within such 24-month period) in which to complete an initial business combination. We have no obligation to return funds to investors prior to the expiration of 24 or 30 months, as applicable, unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete an initial business combination. Accordingly, investors’ funds may be unavailable to them until such date.

We may proceed with an initial business combination even if public stockholders owning approximately 39.99% of the shares sold in this offering exercise their conversion rights.

We may proceed with an initial business combination as long as public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights. Accordingly, holders of approximately 39.99% of the shares of common stock sold in this offering may exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at 40% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing an initial business combination that is otherwise approved by a large majority of our public stockholders. While there are many other companies similar to ours which include conversion provisions of between 20% and 30%, the 40% threshold is above what had been customary and standard for offerings similar to ours.

Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following an initial business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5.0 million upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules such as completely restricting the transferability of our securities, requiring us to complete an initial business combination within 18 months of the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of an initial business combination and we have a longer period of time to complete such an initial business combination than we would if we were subject to such rule.

Because each unit includes only three quarters (3/4) of a warrant, the units may be worth less than units of other blank check companies.

Each unit includes one share of common stock and three quarters (3/4) of a warrant. This is different from other offerings similar to ours whose units include one share of common stock and one warrant. We have established the components of the units in this way in order to alleviate the dilutive effect of the warrants and make us a more attractive merger partner for target businesses. Although the exercise price of our warrants is lower than that of warrants in other similar offerings, this unit structure may cause our units to be worth less than if it included one warrant.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 30 months, we may be unable to complete an initial business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 30 months, if an initial business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay commitment fees for financing or fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete an initial business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, only $200,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to seek stockholder approval to liquidate. Our initial stockholders are under no obligation to advance funds to us in such circumstances.

We may have six months longer than most other blank check companies to effect a business combination and therefore, the proceeds of this offering may remain in trust for a longer period of time before they are released to you.

The period of time we have to complete an initial business combination is longer than blank check companies subject to Rule 419, which have 18 months to complete an initial business combination, or other special purpose acquisition companies, which typically have 18 or 24 months to complete an initial business combination. As a result, if we do not complete an initial business combination, the proceeds of this offering may remain in trust for a longer period of time before they are released to you.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders could be less than approximately $9.77 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Nor is there any guarantee that a court would uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we liquidate before the completion of an initial business combination and distribute the proceeds held in trust to our public stockholders, Nathan D. Leight and Jason G. Weiss have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Based on representations made to us by Messrs. Leight and Weiss, we currently believe that they are capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. However, we have not asked them to reserve for such an eventuality. Furthermore, our belief is based on our expectation that their indemnification obligations will be minimal. Accordingly, if that expectation turns out to be incorrect, we cannot assure you that such individuals will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. Furthermore, Messrs. Leight and Weiss will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business). Additionally, in the case of a prospective target business that did not execute a waiver, such liability will be only in an amount necessary to ensure that public stockholders receive no less than $10.00 per share upon liquidation.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our public stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least approximately $9.77 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

We will seek stockholder approval to dissolve and liquidate if we do not complete an initial business combination within 24 months from the date of this prospectus (or within 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months from the date of this prospectus and the business combination relating thereto has not yet been consummated within such 24-month period). Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of certain unlawful distributions received by them in a dissolution conducted in accordance with the Delaware General Corporation Law. We do not intend to comply with the procedures set forth in Section 280 of the Delaware General Corporation Law, which prescribes various procedures by which stockholder liability may be limited. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will reasonably provide for our payment, based on facts known to us at such time, of (i) all existing claims, including those that are contingent, (ii) all pending proceedings to which we are a party and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors that we engage after the consummation of this offering and potential target businesses. We intend to have all vendors that we engage after the consummation of this offering and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, although we have not received any such agreements to date. If our plan of distribution complies with Section 281(b) of the Delaware General Corporation Law, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder. A plan of distribution in compliance with Section 281(b) of the Delaware General Corporation Law does not bar stockholder liability for claims not brought in a proceeding before the third anniversary of the dissolution (or such longer period directed by the Delaware Court of Chancery). Accordingly, we cannot assure you that third parties will not seek to recover from our public stockholders amounts owed to them by us even after that date.

If we do not consummate a business combination and dissolve, payments from the trust account to our public stockholders may be delayed.

We currently believe that any dissolution and plan of distribution in connection with to the expiration of the 24 and 30 month deadlines would proceed in approximately the following manner:

•	prior to such deadline, our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation and Delaware law, consider a resolution for us to dissolve and consider a plan of distribution which it may then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of distribution as well as the board’s recommendation of such plan;

•	upon such deadline, we would file our preliminary proxy statement with the SEC;

•	if the SEC does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail a definitive proxy statement to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our dissolution and plan of distribution; and

•	if the SEC does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution and plan of distribution.

In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, it is intended that our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Pursuant to the trust agreement governing such funds, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released (other than in connection with the funding of working capital, a conversion or a business combination as described elsewhere in this prospectus). Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

These procedures, or a vote to reject any dissolution and plan of distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of distribution.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time such holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrant is effective and current. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders may have no value, the market for such warrants may be limited and such warrants may expire worthless.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable (following our completion of an initial business combination), we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Since we have not yet selected a particular industry or target business with which to complete an initial business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate an initial business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete an initial business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete an initial business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the initial business combination submitted to our stockholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of public stockholders vote for the proposed business combination. Alternatively, a proposal that you vote for could still be rejected if a sufficient number of public stockholders vote against the proposed business combination.

We will not be required to obtain a fairness opinion from an independent investment banking firm as to the fair market value of the target business unless our board of directors is unable to independently determine the fair market value.

The fair market value of the target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential revenues, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a fair market value of at least $750 million, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the $750 million threshold.

We may issue shares of our capital stock or debt securities to complete an initial business combination, which would reduce the equity interest of our initial stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 175,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the sponsors’ warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 58,025,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete an initial business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present executive officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of those covenants;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control, such as that 40% or more of our public stockholders vote against the business combination and opt to have us convert their stock for a pro rata share of the trust account even if a majority of our stockholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Our ability to successfully effect an initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following an initial business combination.

Our ability to successfully effect an initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following an initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after an initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements or replace them. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following an initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of an initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of an initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate an initial business combination.

Our executive officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of an initial business combination. Both of our executive officers are engaged in several other business endeavors, including, but not limited to, Aldabra 2 and Aldabra 4, and are not obligated to devote any specific number of hours to our affairs. If our executive officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate an initial business combination. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

Certain of our executive officers, directors and their affiliates are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Certain of our executive officers and directors are now, and all of them may in the future become, affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Each of our executive officers is an officer and director of Aldabra 2 and Aldabra 4 and certain of our directors are directors of Aldabra 2. Aldabra 2 has executed a definitive agreement for a business combination. Aldabra 4 cannot acquire a target business that has a fair market value greater than $725 million. Furthermore, Nathan D. Leight and Jason G. Weiss have agreed, subject to any pre-existing fiduciary or contractual obligations, to show any potential target business that has a fair market value of $725 million or less to Aldabra 4 prior to presentation to us unless such target business (i) is being considered by us in connection with other target businesses that will be acquired simultaneously by Aldabra 3 and is majority owned by the same sellers or (ii) is an affiliate of another business we are simultaneously acquiring. Accordingly, we believe the potential for conflicts of interest with Aldabra 2 and Aldabra 4 is minimal. Nevertheless, they may have conflicts of interest with respect to other companies they are involved with in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another affiliated entity prior to its presentation to us and we may miss out on a potential business combination.

Our executive officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.

Unless we consummate the initial business combination, our executive officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $5.0 million, or approximately $5.7 million if the underwriters’ over-allotment option is exercised in full, that may be released to us as working capital. We do not have a policy that prohibits our executive officers and directors from negotiating for the reimbursement of such expenses by a target business. If the owners of the target business do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our executive officers or directors could influence our executive officers’ and directors’ motivation in selecting a target business or businesses and therefore there may be a conflict of interest when determining whether a particular business combination is in our stockholders’ best interest.

All of our executive officers and directors own shares of our common stock and warrants issued prior, and in connection with, this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our executive officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for an initial business combination.

All of our executive officers and directors own shares of founders’ common stock and founders’ warrants that were issued prior to this offering. Additionally, our executive officers and directors are purchasing sponsors’ warrants upon consummation of this offering. Such individuals have waived their right to receive distributions with respect to their shares of founders’ common stock upon our liquidation if we are unable to consummate an initial business combination. Accordingly, the founders’ common stock and founders’ warrants acquired prior to this offering, as well as the sponsors’ warrants, and any warrants purchased by our executive officers or directors in this offering or in the aftermarket will be worthless if we do not consummate an initial business combination. The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting a target business on a timely basis and completing an initial business combination. Consequently, our directors’ and executive officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a significant decrease in coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our business combination must be with a business with a fair market value of at least $750 million at the time of such acquisition, although this may entail the simultaneous acquisitions of several operating businesses at the same time. By consummating an initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to an initial business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our initial stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. If our business combination requires us to use substantially all of our cash to pay the purchase price, and since we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate an initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

We may require public stockholders who wish to convert their shares in connection with a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the stockholder meeting relating to such business combination or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group” with, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her, or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering and a proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities in addition to other blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of an initial business combination may delay the consummation of a transaction or make it less likely that a seller will agree to negotiate with us. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating an initial business combination. If we are unable to consummate an initial business combination with a target business within the prescribed time periods, we will be forced to seek stockholder approval to liquidate.

We may be unable to obtain additional financing, if required, to complete an initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate an initial business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. Since the minimum size of our initial business combination is greater than the amount to be held in our trust account, it is possible that we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. During the third quarter of 2007, the global financial markets experienced declining equity valuations and disruptions in the credit markets due to reduced liquidity and a repricing of risk. These factors have and may continue to cause disruptions in the credit markets, which may impact our ability to obtain additional financing on reasonable terms if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate an initial business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our executive officers, directors or stockholders is required to provide any financing to us in connection with or after an initial business combination.

Our requirement to complete our initial business combination with a target business or businesses whose collective fair market value is at least equal to $750 million may limit the pool of available candidates.

Our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to $750 million. Typically, similarly structured blank check companies are able to complete an initial business combination with a target business or businesses whose collective fair market value is at least equal to 80% of the funds held in their trust account (excluding deferred underwriting discounts and commissions). If we were using this threshold, we could consummate an initial business combination with a target business or businesses whose collective fair market value is at least equal to approximately $380 million. As a result, this may limit the potential pool of potential target businesses we may acquire and may make it more difficult for us to consummate an initial business combination.

Our initial stockholders, including our executive officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our initial stockholders (including all of our executive officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). None of our initial stockholders, executive officers, directors or their affiliates has indicated an intention to purchase units in this offering or additional units or shares of common stock in the aftermarket or in private placements. However, they are not restricted from doing so. Additional purchases of shares of common stock by our initial stockholders, including our executive officers or directors, would likely allow them to exert additional influence over the approval of our initial business combination. The factors that would be considered in making such additional purchases would include consideration of the current trading price of our common stock. Another factor that would be taken into consideration would be that any such additional purchases would likely increase the chances that our initial business combination would be approved.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of an initial business combination, in which case all of the current directors will continue in office until at least the consummation of the initial business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the consummation of an initial business combination.

Limited information is available for privately held companies that could be our potential targets.

In accordance with our acquisition strategy, we may seek an initial business combination with one or more privately held companies. Generally, very little public information exists about these companies compared to public companies, and we will be required to rely on the ability of our executive officers and directors, with the assistance of advisors, to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to identify all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Our initial stockholders paid an aggregate of $25,000, or approximately $0.002 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock (allocating all of the unit purchase price to the common stock and none to the portion of the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our initial stockholders acquired their initial shares of founders’ common stock at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 34.5% or $3.45 per share (the difference between the pro forma net tangible book value per share of $6.55, and the initial offering price of $10.00 per unit).

If our management exercises their option to require holders of our warrants to exercise such warrants on a cashless basis, it will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” In such event, each holder would be required to pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” and (y) the fair market value. The “fair market value” shall mean the average reported last sales price of our common stock for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect an initial business combination.

We issued the founders’ warrants to purchase 9,375,000 shares of common stock (or 10,781,250 shares of common stock if the underwriters’ over-allotment option is exercised in full) as part of the sale of the founders’ units. We will be issuing warrants to purchase 37,500,000 shares of common stock as part of the units offered by this prospectus and the sponsors’ warrants to purchase 7,600,000 shares of common stock. To the extent we issue shares of common stock to effect an initial business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants (and at a price below the prevailing market price) could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete an initial business combination. Accordingly, our warrants may make it more difficult to effectuate an initial business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our initial stockholders or the purchasers of the sponsors’ warrants exercise their registration rights with respect to their founders’ units or sponsors’ warrants and underlying securities, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect an initial business combination.

Our initial stockholders are entitled to demand that we register the resale of their founders’ units (including shares, warrants and shares underlying the warrants) at any time commencing three months prior to the date on which their units are released from escrow. Additionally, the purchasers of the sponsors’ warrants are entitled to demand that we register the resale of their sponsors’ warrants and underlying shares of common stock at any time after we consummate an initial business combination. If such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 12,500,000 shares (or 14,375,000 shares if the over-allotment option is exercised in full) of common stock and 16,975,000 warrants, or 18,381,250 warrants if the over-allotment option is exercised in full, as well as 16,975,000 shares, or 18,381,250 shares if the over-allotment option is exercised in full, underlying the warrants, eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate an initial business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into an initial business combination with us or may request a higher price for their business because of the potential effect the exercise of such rights may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete an initial business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 that invest solely in government securities. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete an initial business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted funds.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

The determination for the offering price of our units and sponsors’ warrants is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants, as well as the price of the sponsors’ warrants, were negotiated between us and the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, and the sponsors’ warrants include:

•	the history and prospects of companies whose principal business is the acquisition of other companies such as other “blank check” companies;

•	prior offerings of those companies;

•	amount of cash per share held in trust;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

If we effect an initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect an initial business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes, United States federal anti-deferral requirements and variations in tax laws as compared to the United States;

•	currency fluctuations;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	differing political environments; and

•	deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect an initial business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect an initial business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or executive officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties against our directors and officers under Federal securities laws.

Because we must furnish our stockholders with target business financial statements, we may not be able to complete an initial business combination with some prospective target businesses.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in conformity with United States generally accepted accounting principles. A target business identified by us as a potential acquisition candidate may not have financial statements prepared in conformity with United States generally accepted accounting principles and may not be able to prepare its financial statements in conformity with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Our obligations under laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations, may increase our cost of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that management assess and report on the effectiveness of our internal control beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to develop and maintain effective internal control, we may be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm provide an independent opinion on the effectiveness of our internal control over financial reporting. In addition, a target company may not be in compliance with the provisions of the Sarbanes-Oxley Act. The development and maintenance of the internal control of any such entity to ensure compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to develop and maintain effective internal control may harm our operating results and/or result in difficulties in meeting our reporting obligations. Inadequate internal control could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete an initial business combination;

•	pool of prospective target businesses;

•	the ability of our executive officers and directors to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for stock;

•	public securities’ potential liquidity and trading;

•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsors’ warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

		With Over-
	Without Over-	Allotment
	Allotment Option	Option Exercised

Offering gross proceeds	$500,000,000	$575,000,000
Proceeds from sale of sponsors’ warrants	9,500,000	9,500,000

Total gross proceeds	$509,500,000	$584,500,000

Offering expenses(1)(2)
Underwriting discount (7% of offering gross proceeds)	$35,000,000	$40,250,000
Legal fees and expenses	305,000	305,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	33,614	33,614
FINRA filing fee	75,500	75,500
American Stock Exchange fees	80,000	80,000
Miscellaneous expenses	55,886	55,886

Total offering expenses	$35,700,000	$40,950,000

Proceeds after offering expenses	$473,800,000	$543,550,000

Net offering proceeds held in trust	$473,600,000	$543,350,000
Deferred underwriting discounts and commissions held in trust	$15,000,000	$17,250,000

Total held in trust	$488,600,000	$560,600,000

Net offering proceeds not held in trust(3)	$200,000	$200,000

Working capital-funded from net proceeds not held in trust and interest earned on monies held in trust(3)(4)
Due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by our management team	2,000,000	2,000,000
Legal, accounting and other non-due diligence expenses, including structuring and negotiating an initial business combination	1,000,000	1,000,000
Payment for office space, administrative and support services to Terrapin Partners LLC ($12,500 per month for up to 30 months)	375,000	375,000
Legal and accounting fees relating to SEC reporting obligations	200,000	200,000
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed initial business combination), liquidation obligations, director and officer liability insurance premiums and reserves	1,625,000	2,300,000

Total	$5,200,000	$5,875,000

(1)	A portion of the offering expenses have been paid from advances we received from Nathan D. Leight and Jason G. Weiss described below. These advances will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(2)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein.

(3)	The amount of net proceeds from this offering not held in trust will remain constant at $200,000 even if the underwriters’ over-allotment is exercised. In addition, $5.0 million, or approximately $5.7 million if the underwriters’ over-allotment option is exercised in full, as may be further adjusted to reflect any increase to the offering amount, of interest earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

(4)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring an initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

If it is determined to increase the size of this offering, it will result in a proportionate increase in the amount of interest we may withdraw from the trust account.

$479.1 million, or $551.1 million if the over-allotment option is exercised in full, of net proceeds of this offering, plus the $9.5 million we will receive from the sale of the sponsors’ warrants, will be placed in a trust account at Wilmington Trust, maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. This amount includes a portion of the underwriting discounts and commissions payable to the underwriters in this offering. The underwriters have agreed that such amount will not be paid unless and until we consummate an initial business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete an initial business combination. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 that invest solely in government securities, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest income that may be released to us of (i) up to $5.0 million, or approximately $5.7 million if the underwriters’ over-allotment option is exercised in full, to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any additional amounts we may need to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of an initial business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete an initial business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to Terrapin Partners LLC, an affiliate of Nathan D. Leight, our chairman of the board, and Jason G. Weiss, our chief executive officer, of a monthly fee of $12,500 is for certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in New York City. Terrapin Partners LLC will also be paid a similar monthly fee of $12,500 for similar services to be used by Aldabra 4. This arrangement is being agreed to by Terrapin Partners LLC for our benefit and is not intended to provide Messrs. Leight and Weiss compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Terrapin Partners LLC is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of our initial business combination or the distribution of the trust account to our public stockholders. Other than the $12,500 per month fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing executive officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as searching for and identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations or meet with their representatives or owners. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “Due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by our management team,” “Legal, accounting and other non-due diligence expenses, including structuring and negotiating of an initial business combination,” and “Working capital to cover miscellaneous expenses, (potentially including deposits or down payments for a proposed initial business combination), liquidation obligations, director and officer liability insurance premiums and reserves.” Since the role of present management after an initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after an initial business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our search for an initial business combination will be approximately $200,000. In addition, interest earned on the funds held in the trust account, up to $5.0 million, or approximately $5.7 million if the underwriters’ over-allotment option is exercised in full, may be released to us to fund our working capital requirements. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We intend to use the excess working capital (approximately $1.7 million) for director and officer liability insurance premiums (approximately $120,000), with the balance of approximately $1.6 million being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our executive officers and directors in connection with activities on our behalf as described below. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay commitment fees for financing or fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. Additionally, while we are not obligated to engage any of the underwriters to assist us with locating a target business following this offering, we are not restricted from doing so. If we did, we may pay a fee to them for their services for assisting us in locating a target business. To the extent that our capital stock is used in whole or in part as consideration to effect an initial business combination, the proceeds held in the trust account which are not used to consummate an initial business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing or research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

To the extent we are unable to consummate an initial business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Nathan D. Leight and Jason G. Weiss have agreed to advance us the funds necessary to complete such liquidation and have agreed not to seek repayment of such expenses.

Nathan D. Leight, our chairman of the board, and Jason G. Weiss, our chief executive officer, have advanced to us a total of $125,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, the FINRA filing fee, the non-refundable portion of the American Stock Exchange listing fee, and a portion of the legal and audit fees and expenses. The loans will be payable without interest on the earlier of November 14, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the interest income earned on the trust account) to operate for the next 30 months, assuming that an initial business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder converts such shares into cash in connection with an initial business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Upon the consummation of our initial business combination, the underwriters will be entitled to receive the portion of the proceeds held in the trust account attributable to the underwriters’ discounts and commissions held in the trust account.

If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account, the underwriters have agreed (i) on our liquidation to forfeit any rights or claims to the deferred underwriting discounts and commissions then in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions to the public stockholders on a pro rata basis.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon various factors, including our earnings, if any, cash balances, capital requirements and general financial condition subsequent to completion of an initial business combination. The payment of any dividends subsequent to an initial business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the sponsors’ warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the founders’ warrants and sponsors’ warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At November 15, 2007, our net tangible book value was $11,500, or approximately $0.00 per share of common stock. After giving effect to the sale of 50,000,000 shares of common stock included in the units we are offering by this prospectus (assuming the over-allotment option is not exercised and 1,875,000 founders’ units are forfeited by the initial stockholders), and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the sponsors’ warrants, our pro forma net tangible book value at November 15, 2007 would have been $278,384,010 or $6.55 per share, representing an immediate increase in net tangible book value of $6.55 per share to the initial stockholders and an immediate dilution of $3.45 per share or 34.5% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $195,439,990 less than it otherwise would have been because if we effect an initial business combination, the conversion rights of the public stockholders (but not our initial stockholders) may result in the conversion into cash of up to approximately 39.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $15.0 million in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the sponsors’ warrants:

Public offering price		$10.00
Net tangible books value before this offering	$0.00
Increase attributable to new investors and private placement	6.55

Pro forma net tangible book value after this offering		6.55

Dilution to new investors		$3.45

The following table sets forth information with respect to our initial stockholders and the new investors:

						Average
	Shares Purchased			Total Consideration		Price
	Number		Percentage	Amount	Percentage	per Share

Initial stockholders	12,500,000	(1)	20.0%	$25,000	0.01%	$0.002
New investors	50,000,000		80.0%	500,000,000	99.99%	$10.00

	62,500,000		100.0%	$500,025,000	100.0%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 1,875,000 founders’ units have been forfeited by our initial stockholders as a result thereof.

Numerator:
Net tangible book value before this offering	$11,500
Net proceeds from this offering and private placement	488,800,000
Offering costs paid in advance and excluded from net tangible book value before this offering	12,500
Less: deferred underwriters’ discounts and commissions payable on consummation of an initial business combination	(15,000,000)
Less: Proceeds held in trust subject to conversion to cash	(195,439,990)

$278,384,010

Denominator:
Shares of common stock outstanding prior to this offering	12,500,000 (1)
Shares of common stock included in the units offered	50,000,000
Less: Shares subject to conversion	(19,999,999)

42,500,001

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 1,875,000 founders’ units have been forfeited by our initial stockholders as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at November 15, 2007 (as if our warrant dividend occurred on such date) and as adjusted to give effect to the sale of our units and the sponsors’ warrants and the application of the estimated net proceeds derived from the sale of such securities:

	November 15, 2007
		As
	Actual	Adjusted(1)

Notes payable to certain initial stockholders	$125,000	$—

Common stock, $.0001 par value, -0- and 19,999,999 shares which are subject to possible conversion, shares at conversion value	—	195,439,990

Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—

Common stock, $.0001 par value, 175,000,000 shares authorized; 14,375,000 shares issued and outstanding, actual; 42,500,001(2) shares issued and outstanding (excluding 19,999,999 shares subject to possible conversion), as adjusted	1,438	4,250
Additional paid-in capital	23,562	278,380,760
Deficit accumulated during the development stage	(1,000)	(1,000)

Total stockholders’ equity:	24,000	278,384,010

Total capitalization	$149,000	$473,824,000

(1)	Includes the $9.5 million we will receive from the sale of the sponsors’ warrants.

(2)	Assumes the over-allotment option has not been exercised and an aggregate of 1,875,000 founders’ units have been forfeited by our initial stockholders as a result thereof.

If we consummate an initial business combination, the conversion rights afforded to our public stockholders (but not our initial stockholders) may result in the conversion into cash of up to approximately 39.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $15.0 million in deferred underwriting discounts and commissions), inclusive of any interest thereon not previously released to us for working capital requirements and tax obligations, as of two business days prior to the proposed consummation of an initial business combination, divided by the number of shares sold in this offering. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of the initial business combination, the company (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on August 24, 2007 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting an initial business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present executive officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for this offering and the private sale of the sponsors’ warrants. Following this offering, we will not generate any operating revenues until after completion of an initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering.

As indicated in the accompanying financial statements, at November 15, 2007, we had $137,507 in cash and had working capital of $11,500. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. Our plans to raise capital and to consummate an initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Liquidity and Capital Resources

Our short term liquidity needs will be satisfied through receipt of $25,000 from the sale of the founders’ units, and the proceeds of a note payable to Nathan D. Leight and Jason G. Weiss in an aggregate amount of $125,000 that is more fully described below.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $700,000 and underwriting discounts of $35.0 million, or $40.25 million if the over allotment option is exercised in full, will be approximately $473.8 million, or $543.6 million if the underwriters’ over-allotment option is exercised in full. However, the underwriters have agreed that $0.30 per unit of the underwriting discounts and commissions will be deferred and will not be payable unless and until we consummate an initial business combination. Accordingly, $479.1 million, or $551.1 million if the over-allotment option is exercised in full, plus the $9.5 million we will receive from the sale of the sponsors’ warrants, will be held in trust and the remaining $200,000 in either event, will not be held in trust. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (excluding deferred underwriting discounts and commissions), to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect an initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $200,000 of net proceeds not held in the trust account, plus the up to $5.0 million, or approximately $5.7 million if the underwriters’ over-allotment option is exercised in full, of interest earned on the trust account balance that may be released to us as well as amounts necessary for our tax obligations, will be sufficient to allow us to operate for at least the next 30 months, assuming that an initial business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•	$2.0 million of expenses for the due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by our management team;

•	$1.0 million of expenses in legal, accounting and other non-due diligence expenses, including structuring and negotiating an initial business combination;

•	$375,000 for the administrative fee payable to Terrapin Partners LLC ($12,500 per month for thirty months);

•	$200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations; and

•	$1,625,000 (or $2,300,000 if the underwriters’ over-allotment option is exercised in full) for general working capital that will be used for miscellaneous expenses and reserves.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate an initial business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

Related Party Transactions

Effective November 5, 2007, we issued an aggregate of 14,375,000 founders’ units (after giving retroactive effect to our warrant dividend of three quarters (3/4) of a warrant issued per share of founders’ common stock that was effected as of December 19, 2007) to Terrapin Partners Equity Partnership, Jonathan Berger, Richard Rogel, David Jaffe, Bruce Pollack, William Stiritz and Terrapin Partners Employee Partnership for $25,000 in cash, at a purchase price of approximately $0.002 per unit.

We are obligated, commencing on the date of this prospectus, to pay to Terrapin Partners LLC, an affiliate of Nathan D. Leight and Jason G. Weiss, a monthly fee of $12,500 for general and administrative services.

As of the date of this prospectus, Nathan D. Leight and Jason G. Weiss have advanced an aggregate of $125,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loans will be payable without interest on the earlier of November 14, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

Our executive officers, directors and Stephen H. Bittel, a director of Aldabra 4, and Peter R. Deutsch, a former director of Aldabra 1 and special advisor to Aldabra 2, and/or their family trusts, have committed to purchase an aggregate of 7,600,000 sponsors’ warrants at $1.25 per warrant (for a total purchase price of $9.5 million) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We believe that the purchase price of the sponsors’ warrants approximates the fair value of such warrants.

PROPOSED BUSINESS

Introduction

We are a recently organized Delaware blank check company incorporated on August 24, 2007 in order to serve as a vehicle for the acquisition of an operating business.

Simultaneously with our formation, our executive officers incorporated Aldabra 4 formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business with a fair market value of $725 million or less. Aldabra 4 is seeking to raise approximately $100 million in its initial public offering. We believe that conducting these two offerings simultaneously will be beneficial to us for a number of reasons, including allowing us to allocate expenses for identifying target businesses between us and Aldabra 4 such as airfare, lodging and other expenses, thereby reducing the cost to each of us. Furthermore, our executive officers have agreed to offer any potential target business that has a fair market enterprise value of $725 million or less to Aldabra 4 prior to presentation to us unless such target business (i) is being considered by us in connection with other target businesses that will be acquired simultaneously by Aldabra 3 and is majority owned by the same sellers or (ii) is an affiliate of another business we are simultaneously acquiring. Because of this and since we cannot acquire a target business with a fair market value of less than $750 million, we believe that any conflict of interest on the part of our executive officers in determining to which entity to present a particular opportunity for an initial business combination will be minimal.

Each of our executive officers are executive officers and directors of Aldabra 2 and certain of our directors are also directors of Aldabra 2. Accordingly, if the business combination between Aldabra 2 and Boise fails for any reason, such individuals will have a pre-existing fiduciary obligation to Aldabra 2 and will offer it all suitable business opportunities prior to offering it to us or Aldabra 4.

We intend to focus our efforts on seeking an initial business combination with a portfolio company currently held by a private equity firm specializing in either leveraged buyouts or venture capital. We believe these types of companies represent attractive acquisition targets for the following reasons:

•	Substantial Capital Has Been Invested by Private Equity Firms in Recent Years. According to Standard & Poor’s Leveraged Buyout Review, U.S. leveraged buyout volumes have increased from $40.5 billion in 2000 to $405.3 billion for the twelve months ended September 30, 2007, a compound annual growth rate of 40.7%. Furthermore, according to Venture Source Analytics, $444.4 billion of venture capital has been raised by private companies from 2000 through June 30, 2007. Therefore, we believe that there should be a significant number of businesses available for sale from private equity firms in the coming years.

•	Private Equity Firms Have An Ongoing Need for Investment Realizations. Because most private equity funds are limited life investment vehicles, they continuously seek liquidity events for their portfolio companies.

•	Higher Levels of Leverage Used to Fund Leveraged Buyouts Increase the Need to Divest Non-Core Assets. According to Standard & Poor’s Leveraged Buyout Review, the average debt to earnings before interest, taxes, depreciation and amortization (EBITDA) (adjusted for prospective cost savings or synergies) multiples of leveraged buyout loans for issuers with more than $50 million of EBITDA has increased from 4.2x in 2000 to 5.4x in 2006 and 6.3x in the first three quarters of 2007. Given the higher debt levels, private equity firms are encouraged to quickly sell non-core assets, which we believe will create attractive acquisition targets for us.

Accordingly, our principal strategy in sourcing our business combination will be to search for an attractive company held by such an investment fund.

Our efforts to identify a prospective target business will not be limited to a particular industry. We intend to focus on companies with positive operating cash flow that are well-positioned to capitalize on one of the following two investment themes:

•	Changing Socio-Economics and Demographics. We intend to focus on portfolio companies that are well positioned to capitalize on certain emerging socio-economic and demographic trends. While many socio-economic and demographic trends have been well researched and documented, such as the aging of the population and the growing ethnic base of specific minorities, we believe that few companies have actually altered their strategy to specifically prepare for such trends. If we acquire such a company, we intend to accelerate the steps needed to position the company to better exploit the socio-economic and demographic changes impacting its business.

•	Intellectual Property, Proprietary Business Practices and/or Other Intangible Assets. We intend to focus on companies that have potentially underexploited or not fully-developed intellectual property, proprietary business practices and/or other intangible assets. Such businesses generally have fewer tangible assets and are generally more dependent on the implementation of technology. We believe that such companies can be acquired for attractive valuations. If we acquire such a company, we intend to focus on applying new technologies or business models to leverage or more fully develop its intangible assets, and thereby increase growth and improve profitability.

While we may or may not consummate our business combination with a company owned by a private equity firm (or a company with the investment themes discussed above), we believe this focus will allow us to find attractive acquisition candidates.

We believe that private equity firms will find the opportunity to sell to us attractive for the following reasons:

•	Attractive Route to Liquidity. We may present an easier and less risky route to liquidity for their portfolio companies than going through an initial public offering.

•	Ability to Retain Upside in the Business. Our ability to issue shares of our common stock in an initial business combination provides a unique and attractive way for a private equity firm selling a portfolio company to retain an equity stake in the ongoing business.

•	Track Record of Our Management Team. Nathan D. Leight and Jason G. Weiss served as the Chairman and Chief Executive Officer, respectively, of Aldabra Acquisition Corporation (“Aldabra 1”) which completed a merger with Great Lakes Dredge & Dock Corporation, a portfolio company of Madison Dearborn. Additionally, such individuals serve as Chairman and Chief Executive Officer, respectively, of Aldabra 2 which recently entered into a definitive agreement for an initial business combination with Boise. We believe many private equity firms will view the consummation of Aldabra 1’s merger and Aldabra 2’s execution of a definitive agreement as a positive factor in considering whether or not to sell a portfolio company to us.

Summary of Aldabra Acquisition Corporation Merger with Great Lakes Dredge & Dock Corporation

In February 2005, Aldabra 1, a blank check company founded by Nathan D. Leight and Jason G. Weiss with an objective to acquire an operating business owned by a private equity or venture capital fund (the same objective as ours), consummated its initial public offering of 9,200,000 units at $6.00 per unit, raising gross proceeds of $55.2 million. On December 27, 2006, Aldabra 1 completed a merger with Great Lakes Dredge & Dock Corporation (“Great Lakes”), a Madison Dearborn portfolio company. Great Lakes, with more than 180 specialized vessels, is the largest provider of dredging services in North America and the only U.S. dredging company with significant international operations. In the merger, Aldabra 1 issued approximately 29 million shares of its common stock to Great Lakes’ stockholders and assumed approximately $250 million of Great Lakes’ debt. Immediately after the merger, Great Lakes was owned approximately 28% by Aldabra 1’s former stockholders, 67% by Madison Dearborn and 5% by Great Lakes’ management. The funds held in Aldabra 1’s trust account were used to pay down Great Lakes’ existing term bank debt by approximately $50 million. Prior to Aldabra 1’s merger, Aldabra 1’s units, common stock and warrants had closing prices from a low of $6.00 per unit to a high of $8.75 per unit, from a low of $5.10 per share to a high of $6.00 per share, and from a low of $0.35 per warrant to a high of $1.38 per warrant, respectively. Following Aldabra 1’s merger, its units ceased trading and the warrants were called for redemption while its common stock continued to trade on the NASDAQ Global Market under the symbol GLDD and has had a closing price from a low of $6.35 per share to a high of $10.18 per share. Nathan D. Leight, Jason G. Weiss and Jonathan W. Berger currently serve as directors of Great Lakes.

Summary of Proposed Aldabra 2 Acquisition Corp. Merger with Boise Cascade, L.L.C.

In June 2007, Aldabra 2, a blank check company founded by Nathan D. Leight and Jason G. Weiss with an objective to acquire an operating business (the same objective as ours), consummated its initial public offering of 41,400,000 units at $10.00 per unit, raising gross proceeds of $414 million. In September 2007, Aldabra 2 entered into a purchase and sale agreement with Boise Cascade, L.L.C., a Madison Dearborn portfolio company, to acquire the assets and liabilities of Boise White Paper, L.L.C., Boise Packaging & Newsprint, L.L.C. and Boise Cascade Transportation Holdings Corp. The Boise entities manufacture and sell uncoated free sheet, market pulp, containerboard and corrugated container products, as well as newsprint. In the acquisition, Aldabra 2 will pay approximately $1.3 billion in cash and approximately $325 million in shares of Aldabra 2 common stock. Immediately after the acquisition, Aldabra 2 will be owned approximately 60% by Aldabra 2’s former stockholders and 40% by Madison Dearborn, OfficeMax, Incorporated and Boise’s management. Aldabra 2’s units, common stock and warrants trade on the American Stock Exchange under the symbols AII.U, AII and AII.WS respectively. Aldabra 2’s units, common stock and warrants have had closing prices from a low of $10.00 per unit to a high of $13.00 per unit, from a low of $8.98 per share to a high of $9.86 per share, and from a low of $1.04 per warrant to a high of $3.10 per warrant, respectively.

Effecting an initial business combination

General

We are not presently engaged in, and we will not engage in, any commercial business until consummation of our initial business condition. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting an initial business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting an initial business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. An initial business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate an initial business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We have not identified a target business or target industry

To date, we have not selected any target business or target industry on which to concentrate our search for an initial business combination. Our executive officers and directors have neither individually identified or considered a target business nor have they had any discussions regarding possible target businesses amongst themselves or with our underwriters or other advisors. None of our executive officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not contacted any of the prospective target businesses of Aldabra 1 or Aldabra 2 and do not intend to do so unless the operations, profits or prospects of such target business improved significantly and we were made aware of such change. At this time, we do not anticipate this happening. We have also not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in an initial business combination with a target business on favorable terms.

Subject to the limitations that a target business have a fair market value of at least $750 million at the time of such business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete an initial business combination. To the extent we effect an initial business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience that there are numerous acquisition candidates that we intend to target. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls, mailings or advertisements. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our executive officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions but will retain advisors as they deem necessary to assist them in their due diligence efforts. In no event, however, will any of our existing executive officers, directors, stockholders, or any entity with which they are affiliated, be paid, from us or a target business, any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is).

We have not contacted any of the prospective target businesses that Aldabra 1 or Aldabra 2 contacted in connection with their search for an initial business combination and do not intend to do so unless the operations, profits or prospects of such target business improved significantly and we were made aware of such change. At this time, we do not anticipate this happening. We will not acquire an entity with which any of our executive officers or directors, through their other business activities, is currently having acquisition or investment discussions. We will not enter into our initial business combination (i) with an entity with which our executive officers or directors, through their other business activities, had acquisition or investment discussions in the past, (ii) with an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with any of our executive officers or directors or (iii) where we acquire less than 100% of a target business and any of our executive officers, directors, initial stockholders, sponsors or their affiliates acquire the remaining portion of such target business, unless, in such cases, the transaction is approved by a majority of our disinterested directors and our audit committee and we obtain an opinion from an independent investment banking firm that is a member of FINRA that the business combination is fair to our unaffiliated stockholders from a financial point of view.

Selection of a target business and structuring of an initial business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least $750 million at the time of such business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	expected returns on investment relative to the aggregate consideration expected to be paid in the initial business combination;

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting an initial business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We intend to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, it is unlikely we would continue negotiations with such target business. However, in no event will we enter into a definitive agreement for an initial business combination with a target business unless such entity executes a waiver agreement.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which an initial business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete an initial business combination.

Additionally, while we are not obligated to engage any of the underwriters to assist us with locating a target business following this offering, we are not restricted from doing so. If we did, we may pay a fee to them for their services for assisting us in locating a target business.

Fair market value of target business

The target business or businesses that we acquire must collectively have a fair market value equal to at least $750 million although we may acquire a target business whose fair market value significantly exceeds $750 million. We anticipate structuring an initial business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure an initial business combination to acquire less than 100% of such interests or assets of the target business but such acquisition will not be for less than a controlling interest (which would be at least 50.1% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least $750 million. For the purposes of determining such fair market value, any debt assumed, refinanced or otherwise incurred by us in conjunction with our initial business combination shall be included at the accrued value in the financial statements of the target business in the calculation of such fair market value. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA with respect to the satisfaction of such criteria. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with an initial business combination, and that such independent investment banking firm will be a consenting expert. As the opinion will be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our stockholders will be entitled to rely on such opinion, in which case we would provide support for such a determination in our proxy soliciting materials. However, as the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction, even if the proposed transaction involves a target business that is affiliated with our initial stockholders, executive officers, directors or their affiliates, because investors will still have the benefit of reading a copy of the opinion and all the supporting facts surrounding the conclusion set forth in the opinion. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business meets the $750 million minimum threshold.

Lack of business diversification

Our initial business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating an initial business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to an initial business combination, and

•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. Additionally, our executive officers have entered into a right of first review agreement pursuant to which they agreed to offer any potential target business that has a fair market value of $725 million or less to Aldabra 4 prior to presentation to us and we may not pursue such a target business unless a majority of the disinterested directors of Aldabra 4 determine not to pursue the opportunity. The right of first review agreement does not apply to a target business that (i) is being considered by us in connection with other target businesses that will be acquired simultaneously by Aldabra 3 and is majority owned by the same sellers or (ii) is an affiliate of another business we are simultaneously acquiring.

Limited ability to evaluate the target business’ management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting an initial business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our executive officers and directors, if any, in the target business following an initial business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following an initial business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to an initial business combination. Moreover, they would only be able to remain with the company after the consummation of an initial business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of an initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our executive officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following an initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of an initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law.

In connection with seeking stockholder approval of an initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our initial stockholders, including all of our executive officers and directors, have agreed to vote their respective shares of the founders’ common stock in accordance with the majority of the shares of common stock voted by the public stockholders. Our initial stockholders and our executive officers and directors have also agreed that they will vote any shares they purchase in the open market in, or after, this offering in favor of a business combination. Thus, additional purchases of shares of common stock by our initial stockholders, including our executive officers or directors, would likely allow them to exert additional influence over the approval of our initial business combination. None of our executive officers, directors, initial stockholders or their affiliates has indicated any intention to purchase additional units or shares of common stock from persons in the aftermarket or in private transactions. The factors that would be considered in making such additional purchases would include consideration of the then prevailing trading price of our common stock. Another factor that would be taken into consideration would be that any such additional purchases would likely increase the chances that our initial business combination would be approved. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 40% of the shares sold in this offering both exercise their conversion rights and vote against the business combination. In addition, if within 90 days before the expiration of the 24- or 30-month period, as the case may be, we seek approval from our stockholders to consummate a business combination, we expect that the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended dissolution and plan of distribution in the event our stockholders do not approve such business combination or if such business combination is not consummated for other reasons.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns greater than 10% of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if, for example, his shares are not purchased by us or our management at a premium to the then current market price. By eliminating a stockholder’s ability to convert more than 10% of the shares sold in this offering, we believe we will deter a small group of stockholders from unreasonably attempting to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

We view the right to seek conversion as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. Our initial stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether as part of the founders’ common stock or shares purchased by them in this offering or in the aftermarket. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account, the initial per-share conversion price would be approximately $9.77.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date.

The requirement for physical or electronic delivery prior to the meeting would be imposed to ensure that a converting holder’s election to convert is irrevocable once the business combination is approved. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an ”option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a continuing right surviving past the consummation of the business combination until the converting holder delivered his certificate for conversion at the conversion price.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be the broker’s decision whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting — the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Nevertheless, if a proposed business combination is ultimately rejected and we are unable to complete another business combination, such fee would have been incurred unnecessarily.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to the proposed business combination. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of an initial business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants they still hold.

If a vote on an initial business combination is held and the business combination is not approved, we may continue to try to consummate an initial business combination with a different target until 24 months from the date of this prospectus (or 30 months if the extension criteria described above is satisfied). If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

We will not complete any business combination if public stockholders, owning 40% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate an initial business combination in which public stockholders owning approximately 39.99% of the shares sold in this offering may exercise their conversion rights and the business combination will still go forward. We have set the conversion percentage at 40% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing an initial business combination that is otherwise approved by a large majority of our public stockholders.

Investors in this offering who do not sell or who receive less than an aggregate of approximately $0.23 of net sales proceeds for the warrants included in the units, or persons who purchase common stock in the aftermarket at a price in excess of approximately $9.77 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Liquidation if no business combination

If we do not complete an initial business combination within 24 months from the date of this prospectus, or within 30 months if the extension criteria described below have been satisfied, we will seek stockholder approval to dissolve and as promptly as practicable liquidate and distribute all funds from our trust account only to our public stockholders, as part of our dissolution and plan of distribution and in accordance with the applicable provisions of the Delaware General Corporation Law. This period is longer than similar blank check company offerings. The liquidating distribution to public stockholders will consist of an aggregate sum equal to the amount in the trust fund, inclusive of any interest not previously released to us less the amount of taxes paid, if any, on interest earned and will be made in proportion to our public stockholders’ respective equity interests. In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, it is intended that our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Pursuant to the trust agreement governing such funds, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released (other than in connection with the funding of working capital, a conversion or a business combination as described elsewhere in this prospectus). Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and, other than in connection with a conversion or a business combination, the funds will not be available for any other corporate purpose. As promptly as practicable upon the later to occur of (i) the approval by our stockholders of our plan of distribution or (ii) the effective date of such approved plan of distribution, we will liquidate our trust account to our public stockholders. Concurrently, we shall pay, or reserve for payment, from interest released to us from the trust account if available, our liabilities and obligations. As more fully described below, each of Messrs. Leight and Weiss has agreed that, if we dissolve prior to the consummation of a business combination, they will be personally liable to ensure that the proceeds in the trust account are not reduced by such liabilities and obligations.

Each of our initial stockholders has agreed to waive its rights to participate in any liquidation of our trust account or other assets with respect to its founders’ common stock and to vote their founders’ common stock in favor of any dissolution and plan of distribution which we submit to a vote of stockholders. There will be no distribution from the trust account with respect to our warrants, which will expire worthless if we are liquidated.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.77, or $0.23 less than the per-unit offering price of $10.00 (or $9.75, or $0.25 less than the per-unit offering price of $10.00 if the underwriters’ over-allotment option is exercised in full). The per share liquidation price includes $15.0 million in deferred underwriting discounts and commissions (or $17.25 million if the underwriters’ over-allotment option is exercised in full) that would also be distributable to our public stockholders.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would be prior to the claims of our public stockholders. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Each of Messrs. Leight and Weiss has agreed that, if we dissolve prior to the consummation of a business combination, they will personally indemnify us for any and all loss, liability, claim, damage and expense which we may become subject to as a result of a claim by any vendor, prospective target business or other entity that is owed money by us for services rendered or products sold but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds held in the trust account. Based on representations made to us by Messrs. Leight and Weiss, we believe that they are each of substantial means and capable of funding their indemnity obligations, even though we have not asked them to reserve funds for such an eventuality. However, we cannot assure you that Messrs. Leight and Weiss will be able to satisfy those obligations. Furthermore, Messrs. Leight and Weiss will not have any personal liability as to any claimed amounts owed to a third party (including target businesses) who executed a waiver. If a claim was made that resulted in Messrs. Leight and Weiss having personal liability and they refused to satisfy their obligations, we would have a fiduciary obligation to bring an action against them to enforce our indemnification rights and would accordingly bring such an action against them. Accordingly, the actual per-share liquidation price could be less than approximately $9.77, plus interest, due to claims of creditors. Additionally, in the case of a prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than $10.00 per share upon liquidation.

If we enter into a definitive agreement to complete an initial business combination prior to the expiration of 24 months from the date of this prospectus, but are unable to complete the business combination within the 24-month period, then we will have an additional six months in which to complete the business combination contemplated by the definitive agreement. If we are unable to do so by the expiration of the 30-month period from the date of this prospectus, we will seek stockholder approval to dissolve and liquidate as described in the first paragraph of this subsection. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will distribute the proceeds to our public stockholders. Our instruction to the trustee will be given promptly after the later to occur of (i) the approval by our stockholders of our dissolution and plan of distribution or (ii) the effective date of such approved dissolution and plan of distribution.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our dissolution or if the stockholders seek to have us convert their respective shares for cash upon an initial business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and we apply to the Court of Chancery for approval of such reasonable provisions of claims, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred if a proceeding with respect to such claim is not brought by the third anniversary of the dissolution (or such longer period directed by the Delaware Court of Chancery). Although we will seek stockholder approval for our dissolution and plan of distribution providing for the liquidation of the trust account to our public stockholders, we do not intend to comply with the procedures set forth in Section 280 of the Delaware General Corporation Law. Because we will not be complying with Section 280, we will seek stockholder approval of a plan of distribution complying with Section 281(b) of the Delaware General Corporation Law that will reasonably provide for our payment, based on facts known to us at such time, of (i) all existing claims, including those that are contingent, (ii) all pending proceedings to which we are a party and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors that we engage after the consummation of this offering or potential target businesses. As described above, we intend to have all vendors that we engage after the consummation of this offering, prospective target businesses and other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

We expect that all costs associated with the implementation and completion of our dissolution and plan of distribution (currently estimated to be between $75,000 and $125,000 if not done in connection with a stockholder vote with respect to a potential business combination) as well as funds for payments to creditors, if any, will be funded by the interest earned on the trust account released to us, although we cannot give you assurances that there will be sufficient funds for such purposes.

We currently believe that any dissolution and plan of distribution in connection with to the expiration of the 24- and 30-month deadlines would proceed in approximately the following manner:

•	prior to such deadline, our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation and Delaware law, consider a resolution for us to dissolve and consider a plan of distribution which it may then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of distribution as well as the board’s recommendation of such plan;

•	upon such deadline, we would file our preliminary proxy statement with the SEC;

•	if the SEC does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail a definitive proxy statement to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our dissolution and plan of distribution; and

•	if the SEC does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail a definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution and plan of distribution.

In the event we seek stockholder approval for a plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, it is intended that our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 60 days prior to the date which is 24 months from the date of this prospectus (or 60 days prior to the date which is 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months from the date of this prospectus and the business combination has not yet been consummated within such 24-month period), we expect that our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and distribution, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. Pursuant to the trust agreement governing such funds, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released (other than in connection with the funding of working capital, a redemption or a business combination as described elsewhere in this prospectus). Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose other than with respect to redemption and a business combination.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are a number of offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of an initial business combination that may compete with us for business targets. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of an initial business combination may delay the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for an initial business combination; and

•	our outstanding warrants, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting an initial business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to an initial business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at c/o Terrapin Partners LLC, 540 Madison Avenue, 17th Floor, New York, New York 10022. Terrapin Partners has agreed to provide us with certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, at this location pursuant to a letter agreement between us and Terrapin Partners. The cost for the foregoing services to be provided to us by Terrapin Partners is $12,500 per month. We share this space with Terrapin Partners LLC and Terrapin Asset Management LLC and certain of their affiliates, Aldabra 2 and Aldabra 4. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Terrapin Partners is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently devote more time to our affairs) than they would prior to locating a suitable target business. We presently expect each of our executive officers to devote an average of approximately 10 hours per week to our business, the same number which each has committed to devote to the business of Aldabra 2 and Aldabra 4. We do not intend to have any full time employees prior to the consummation of an initial business combination, although Terrapin Partners has indicated to us that it will make available to us the services of at least two of its employees to assist us in our search for a target business. These individuals will not be required to devote any specific number of hours to our matters.

Periodic Reporting and Audited Financial Statements

We intend to register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and will have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2009, as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Amended and restated certificate of incorporation

Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that apply to us until the consummation of a business combination and that may not be amended prior to the consummation of such a business consummation. Accordingly, there is no specific percentage of public stockholders that would allow for such provisions to be amended.

Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	prior to the consummation of an initial business combination, we shall submit such business combination to our stockholders for approval regardless of the type of transaction it is, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law;

•	we may consummate the business combination only if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning less than 40% of the shares sold in this offering vote against the business combination exercise their conversion rights;

•	if a business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

•	a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering;

•	if a business combination is not consummated or a definitive agreement is not signed within the time periods specified in this prospectus, then it is intended that our purpose and powers will be limited to dissolving, liquidating and winding up; provided, however, that we will reserve our rights under Section 278 of the Delaware General Corporation Law to bring or defend any action, suit or proceeding brought by or against us;

•	our management will take all actions necessary to liquidate our trust account to our public stockholders as part of our plan of distribution if a business combination is not consummated or a definitive agreement is not signed within the time periods specified in this prospectus; and

•	our stockholders’ rights to receive a portion of the trust fund are limited such that they may only receive a portion of the trust fund upon liquidation of our trust account to our public stockholders as part of our plan of distribution or upon the exercise of their conversion rights.

We view these provisions, which are contained in Article Sixth of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$479.1 million of the net offering proceeds plus the $9.5 million we will receive from the sale of the sponsors’ warrants will be deposited into a trust account at Wilmington Trust, maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$418.5 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $479.1 million of net offering proceeds plus the $9.5 million we will receive from the sale of the sponsors’ warrants held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 that invest solely in government securities.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Fair Value or Net Assets of Target Business	The initial target business or businesses that we acquire must have a fair market value equal to at least $750 million.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if Citigroup Global Markets Inc. has allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of an initial business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of an initial business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of an initial business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	Our initial business combination must occur within 24 months from the date of this prospectus or within 30 months from the date of this prospectus if a definitive agreement relating to a prospective business combination is executed before the 24- month period ends; if our initial business combination does not occur within these time frames and we are dissolved as described herein, funds held in the trust account, including deferred underwriting discounts and commissions, will be returned to investors as promptly as practicable, including accrued interest then held in the trust account.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Interest earned on the funds in the trust account	There can be released to us, from time to time, interest earned on the funds in the trust account (i) up to an aggregate of $5.0 million, or approximately $5.7 million if the underwriters’ over-allotment option is exercised in full, to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts necessary to pay our tax obligations. If the offering size is increased, the $5.0 million, or approximately $5.7 million if the underwriters’ over-allotment option is exercised in full, the amount of interest income that can be released to us from the trust account would be proportionately increased. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of an initial business combination and our liquidation upon failure to effect an initial business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of an initial business combination and our liquidation upon failure to effect an initial business combination within the allotted time.
Release of funds	Except for (i) up to $5.0 million, or approximately $5.7 million if the underwriters’ over-allotment option is exercised in full, we may need to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts that we may need to pay our tax obligations that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of an initial business combination and our liquidation upon failure to effect an initial business combination within the allotted time. If the offering size is increased, the $5.0 million, or approximately $5.7 million if the underwriters’ over-allotment option is exercised in full, of interest income that can be released to us from the trust account would be proportionately increased.	The proceeds held in the escrow account would not be released until the earlier of the completion of an initial business combination or the failure to effect an initial business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Nathan D. Leight	48	Chairman of the Board
Jason G. Weiss	38	Chief Executive Officer, Secretary and Director
Jonathan W. Berger	48	Director
Richard H. Rogel	57	Director
David R. Jaffe	48	Director
Bruce G. Pollack	48	Director
William P. Stiritz	73	Director

Nathan D. Leight has served as our chairman of the board since our inception. He has also served as chairman of the board of Aldabra 4 since its inception. Since February 2007, Mr. Leight has also served as chairman of the board of Aldabra 2 Acquisition Corp., a blank check company formed to acquire an operating business that raised $414 million in its initial public offering in June 2007. In September 2007, Aldabra 2 entered into a purchase and sale agreement with Boise Cascade, L.L.C. to acquire Boise’s paper industry-related assets. Mr. Leight has agreed to serve as a director of Boise Paper Company, the surviving company that will hold Boise’s paper assets, once the transaction closes. Mr. Leight is the co-founder and a managing member of Terrapin Partners LLC, and a co-founder and a managing member and the chief investment officer of Terrapin Asset Management, LLC, and TWF Management Company, LLC. Terrapin Partners, established in August 1998, is a private investment management firm focusing on private equity investing. Terrapin Asset Management, established in March 2002, focuses primarily on the management of multi-manager hedge fund portfolios and as of November 1, 2007, managed, or provided sub-advisory services for, more than $500 million of assets under management. TWF Management Company, established in December 2004, focuses on the management of a water industry-focused hedge fund (The Water Fund, LP), and as of November 1, 2007 managed approximately $50 million. From November 2004 to December 2006, Mr. Leight was the chairman of the board of Aldabra Acquisition Corporation, a blank check company formed to acquire an operating business that raised $55.2 million in its initial public offering in February 2004. In December 2006, Aldabra Acquisition Corporation completed a merger with Great Lakes Dredge & Dock Corp (NASDAQ:GLDD). Mr. Leight has continued to serve as a director of Great Lakes since December 2006. From September 1998 to March 1999, Mr. Leight served as the interim chief executive officer of e-STEEL LLC, an industry-specific business-to-business software enterprise, and from January 2000 to May 2002, he served as interim chief executive officer of VastVideo, Inc., a provider of special interest video content and related technology to web sites and interactive television operators. Both e-STEEL and VastVideo were Terrapin Partners portfolio companies. From February 1995 to August 1998, Mr. Leight was employed by Gabriel Capital LP, a hedge fund with assets exceeding $1 billion specializing in investing in bankruptcies, undervalued securities, emerging markets, and merger arbitrage, and from February 1995 to August 1997 he served as its chief investment officer. From December 1991 to February 1995, Mr. Leight served as a managing director of Dillon Read & Co., a private investment firm, where he oversaw the firm’s proprietary trading department which invested primarily in risk arbitrage and bankruptcy/distressed companies. Mr. Leight received a B.A. from Harvard College (cum laude). Mr. Leight is the cousin of Jonathan W. Berger.

Jason G. Weiss has served as our chief executive officer, secretary and a member of our board of directors since our inception. He has also served as chief executive officer, secretary and a member of the board of directors of Aldabra 4 since its inception. Since February 2007, Mr. Weiss has also served as chief executive officer, secretary and a member of the board of directors of Aldabra 2. In September 2007, Aldabra 2 entered into a purchase and sale agreement with Boise Cascade, L.L.C. to acquire Boise’s paper industry-related assets. Mr. Weiss has agreed to serve as a director of Boise Paper Company, the surviving company that will hold Boise’s paper assets, once the transaction closes. Mr. Weiss is the co-founder and a managing member of Terrapin Partners LLC, Terrapin Asset Management LLC,, and TWF Management Company. From

November 2004 to December 2006, Mr. Weiss was the chief executive officer, secretary and director of Aldabra Acquisition Corporation (Aldabra 1), a blank check company formed to acquire an operating business that raised $55.2 million in its initial public offering in February 2004. In December 2006, Aldabra 1 completed a merger with Great Lakes Dredge & Dock Corp (NASDAQ:GLDD). Mr. Weiss has continued to serve as a director (and on the compensation committee of the board) of Great Lakes since December 2006. From March 1999 to December 1999, Mr. Weiss served as the chief executive officer of PaperExchange.com, Inc., an industry-specific business-to-business software enterprise and a Terrapin Partners portfolio company, and from December 1999 to March 2000 he served as executive vice president of strategy. He also served as a managing member of e-STEEL LLC from September 1998 to March 1999. Mr. Weiss also served as a managing member of Terrapin Partners’ portfolio company, American Classic Sanitation, LLC, a construction site and special event services business specializing in portable toilets, temporary fencing, and sink rentals, from August 1998 to December 2000 and from January 2004 to March 2004. He also served as its chief executive officer from August 1998 to December 1999 and as a consultant from August 1998 to January 2004. Mr. Weiss received a B.A. from the University of Michigan (with Highest Distinction) and a J.D. (cum laude) from Harvard Law School.

Jonathan W. Berger has served as a member of our board of directors since our inception. He has also served as a member of the board of directors, and chairman of the audit committee, of Aldabra 2 since its inception. Mr. Berger has been associated with Navigant Consulting, Inc. (NYSE:NCI), since December 2001, and is the managing director and co-leader for its corporate finance practice. He has also been president of Navigant Capital Advisors, LLC, Navigant Consulting, Inc.’s registered broker dealer, since October 2003. From November 2004 to December 2006, Mr. Berger was a director of Aldabra 1 and has continued to serve as a director since Aldabra 1’s merger with Great Lakes Dredge & Dock Corp. (NASDAQ:GLDD) in December 2006. Mr. Berger also serves as chairman of Great Lakes’ audit committee. From January 2000 to March 2001, Mr. Berger was president of DotPlanet.com, an Internet services provider. From August 1983 to December 1999, Mr. Berger was employed by KPMG, LLP, an independent public accounting firm, and served as a partner from August 1991 to December 1999 where he was in charge of the corporate finance practice for three of those years. Mr. Berger received a B.S. from Cornell University and an M.B.A. from Emory University. Mr. Berger is a certified public accountant. Mr. Berger is the cousin of Nathan D. Leight.

Richard H. Rogel has been a member of our board of directors since our inception. He has also served as a member of the board of directors of Aldabra 2 since its inception. Since 1997, Mr. Rogel has been a private investor. Mr. Rogel served as chairman of the board of CoolSavings, Inc., a provider of interactive marketing services to advertisers, their agencies, and publishers, from 1996 to December 2005, serving as its chairman of the board from July 2001 to December 2005 and as the chairman of its audit committee from 1998 to December 2005. In 1982, Mr. Rogel founded Preferred Provider Organization of Michigan, Inc., a preferred provider organization for health care delivery, and served as its Chairman from its inception until it was sold in 1997. Mr. Rogel has been a director of Origen Financial, Inc. (NASDAQ:ORGN), a real estate investment trust, since August 2003. Mr. Rogel is the chairman of The Michigan Difference, a $2.5 billion endowment campaign for the University of Michigan. He is also on the University of Michigan President Advisory Board and is the past president of the University of Michigan Alumni Association. He has self-funded over 200 scholarships for the University of Michigan. He serves on the Board of Trustees of the Progressive Policy Institute and the Board of Directors of the Gore Range Natural Science School. Mr. Rogel received a B.B.A. from the University of Michigan.

David R. Jaffe has been a member of our board of directors since our inception. Mr. Jaffe has been president and chief executive officer of The Dress Barn, Inc. (NASDAQ:DBRN), a women’s apparel specialty store chain with approximately 1,400 stores and over $1.4 billion in sales, since 2002 and has been a member of its board of directors since 2001. Mr. Jaffe joined The Dress Barn in 1992 and served as vice president, business development from 1992 to 1995, senior vice president from 1995 to 1996, executive vice president from 1996 to 2001 and vice chairman and chief operating officer from 2001 to 2002. Mr. Jaffe is the founder, secretary/treasurer and a director of the Food Allergy Initiative, and a trustee of the New Canaan Country School. Mr. Jaffe received a BS/BA from the Wharton School/University of Pennsylvania and an M.B.A. from Stanford Business School.

Bruce G. Pollack has been a member of our board of directors since our inception. Mr. Pollack serves as a Managing Partner of Centre Partners Management LLC, a private equity investment firm with more than $1.5 billion of assets under management. Mr. Pollack joined Centre Partners in 1991. Mr. Pollack serves as a director of Action Emco Holdings, Distant Lands Trading Co., DSI Holdings Company, Inc., K2 Pure Solutions, L.P., Maverick Media LLC and Ross Aviation, LLC. Mr. Pollack received a B.A. from Brandeis University.

William P. Stiritz has been a member of our board of directors since our inception. Mr. Stiritz has been chairman of the board of Energizer Holdings, Inc. (NYSE:ENR), a producer of batteries, flashlights and men’s and women’s wet shave products, since 2000, and served as chairman of its Management Strategy and Finance Committee from 2000 to 2007. Mr. Stiritz has also served as chairman of the board of Ralcorp Holdings, Inc. (NYSE:RAH), a company engaged in the manufacturing, distribution and marketing of store brand (private label) food products in the grocery, mass merchandise, drug and foodservice channels, since January 1994. Mr. Stiritz served as chairman of the board of Ralston Purina Company from January 1982 to December 2001. He also served as chairman of the board, chief executive officer and president of Agribrands International, Inc., an animal feed maker, from April 1998 to May 2001. He also serves on the board of directors of Vail Resorts, Inc. (NASDAQ:VAIL). Mr. Stiritz received a B.S. from Northwestern University and a M.A. from St. Louis University.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Bruce G. Pollack and William P. Stiritz, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Richard H. Rogel and David R. Jaffe, will expire at the second annual meeting. The term of the third class of directors, consisting of Nathan D. Leight, Jason G. Weiss and Jonathan W. Berger, will expire at the third annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. We believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and effect an acquisition.

Past and Present Involvement of Principals in Blank Check Companies

Each of our executive officers and certain of our directors has been involved in other blank check companies. Aldabra 1, a blank check company with an objective to acquire an operating business, consummated its initial public offering on February 24, 2005, raising total gross proceeds of $55.2 million at an offering price of $6.00 per unit (SEC File No. 333-121610). Aldabra 1’s units, common stock and warrants traded on the Over the Counter Bulletin Board under the symbols ALBAU, ALBA and ALBAW respectively. Prior to Aldabra 1’s merger described below, Aldabra 1’s units, common stock and warrants had closing prices from a low of $6.00 per unit to a high of $8.75 per unit, from a low of $5.10 per share to a high of $6.00 per share, and from a low of $0.35 per warrant to a high of $1.38 per warrant, respectively. Following Aldabra 1’s merger, its units ceased trading and its warrants were called for redemption while its common stock continued to trade on the NASDAQ Global Market under the symbol GLDD and has had closing prices from a low of $6.35 per share to a high of $10.18 per share.

In December 2006, Aldabra 1 consummated a merger with Great Lakes Dredge & Dock Corporation. Pursuant to the Agreement and Plan of Merger, Aldabra 1 issued approximately 29 million shares of its common stock to Great Lakes’ stockholders in the merger and Aldabra 1 changed its name to Great Lakes Dredge & Dock Corporation. No Aldabra 1 stockholder exercised conversion rights or voted against the merger at the special meeting of its stockholders. The funds held in Aldabra 1’s trust account were used to pay down Great Lakes’ existing term bank debt by approximately $50 million. Immediately after the merger, Great Lakes was owned approximately 28% by Aldabra 1’s former stockholders, 67% by Madison Dearborn and 5% by Great Lakes’ management. In December 2006, Aldabra 1 deregistered its original securities with the Securities and Exchange Commission when it registered its new securities.

From its inception until its acquisition of Great Lakes, Mr. Leight was the chairman of the board of Aldabra 1, Mr. Weiss was the chief executive officer, secretary and a director of Aldabra 1, and Mr. Berger was a director of Aldabra 1. None of such individuals received any salary for their services to Aldabra 1. However, Terrapin Partners received a $7,500 per month fee from Aldabra 1 for certain administrative, technology and secretarial services, as well as the use of certain limited office space in New York City, from its inception until December 2006 (aggregating a total of $160,446). Prior to Aldabra 1’s initial public offering, (i) Messrs. Leight and Weiss had each purchased an aggregate of 851,850 shares of Aldabra 1 common stock (at approximately $0.0125 per share), (ii) trusts for the benefit of the families of Messrs. Leight and Weiss had each purchased an aggregate of 92,150 shares of Aldabra 1 common stock (at approximately $0.0125 per share), (iii) Terrapin Partners Employee Partnership (of which Messrs. Leight and Weiss are the sole owners and General Partners of Terrapin Partners LLC, Terrapin Partners Employee Partnership’s general partner) had purchased 52,000 shares of Aldabra 1 common stock (at approximately $0.0125 per share) and (iv) Jonathan W. Berger had purchased an aggregate of 20,000 shares of Aldabra 1 common stock (at approximately $0.0125 per share). Subsequent to Aldabra 1’s initial public offering, Messrs. Leight, Weiss and Berger (and/or their respective family trusts or IRAs) purchased in the open market 16,000, 22,900 and 400 shares of Aldabra 1’s common stock, respectively, at an average price of $5.55, $5.52 and $5.76 per share, respectively. Additionally, Mr. Leight purchased 7,000 Aldabra 1 units at $6.44 per unit. Additionally, Terrapin Partners LLC purchased 1,572,000 Aldabra 1 warrants in the open market (at an average purchase price of $0.65 per warrant) and Mr. Leight (or his affiliates) acquired 14,000 Aldabra 1 warrants as part of the 7,000 units purchased by him in the open market (as described above). On July 3, 2007, Mr. Leight’s wife exercised 14,000 Aldabra 1 warrants at $5.00 per share. On July 17, 2007, Terrapin Partners LLC exercised its 1,572,000 Aldabra 1/Great Lakes warrants at $5.00 per share after they were called for redemption by Great Lakes. On July 17, 2007, Terrapin Partners LLC distributed 786,000 shares of Aldabra 1 / Great Lakes common stock to Mr. Leight and one of his family trusts, and 786,000 shares of Aldabra 1 / Great Lakes common stock also to Mr. Weiss. On August 1, 2007, Mr. Weiss sold 600,000 shares of Aldabra 1/ Great Lakes common stock in a secondary offering for a net price of $4,230,000. The current market value of each of Messrs. Leight’s, Weiss’ and Berger’s holdings (including their respective affiliates) in Aldabra 1/Great Lakes, as of          , 2008, is $     , $      and $     , respectively. Such amount does not include the holdings of the Terrapin Partners Employee Partnership which, as of          , had a value of $     . Such amounts should be considered separately as while Terrapin Partners LLC is the general partner of such partnership, the economic interests in such shares are actually held by Terrapin Partners LLC employees.

Aldabra 2, a blank check company with an objective to acquire an operating business, consummated its initial public offering on June 22, 2007, raising total gross proceeds of $414 million at an offering price of $10.00 per unit (SEC File No. 333-141398). Aldabra 2’s units, common stock and warrants trade on the American Stock Exchange under the symbols AII.U, AII and AII.WS respectively. Aldabra 2’s units, common stock and warrants have had closing prices from a low of $10.00 per unit to a high of $13.00 per unit, from a low of $8.98 per share to a high of $9.86 per share, and from a low of $1.04 per warrant to a high of $3.10 per warrant, respectively. In September 2007, Aldabra 2 entered into a definitive agreement with Boise Cascade, L.L.C., a Madison Dearborn portfolio company, to acquire the assets and liabilities of Boise White Paper, L.L.C., Boise Packaging & Newsprint, L.L.C. and Boise Cascade Transportation Holdings Corp., as well as most of the headquarters operations of Boise Cascade, LLC. The Boise entities manufacture and sell uncoated free sheet, market pulp, containerboard and corrugated container products, as well as newsprint. In the acquisition, Aldabra 2 will pay approximately $1.338 billion in cash and approximately $325 million in shares of Aldabra 2 common stock, excluding working capital adjustments. Immediately after the acquisition, Aldabra 2 will be owned approximately 60% by Aldabra 2’s former stockholders, and approximately 40% by Madison Dearborn, OfficeMax, Incorporated and Boise’s management (assuming no Aldabra 2 stockholder exercises his conversion rights).

Since its inception, Mr. Leight has served as the chairman of the board of Aldabra 2, Mr. Weiss has served as the chief executive officer, secretary and a director of Aldabra 2, and each of Messrs. Berger and Rogel has served as a director of Aldabra 2. None of such individuals has received any salary for his services to Aldabra 2. However, Terrapin Partners has received a $7,500 per month fee from Aldabra 2 for certain administrative, technology and secretarial services, as well as the use of certain limited office space, including

a conference room, in New York City, since June 2007 (aggregating a total of $     ). Prior to Aldabra 2’s initial public offering, (i) Terrapin Partners Venture Partnership, an entity of which Messrs. Leight and Weiss are the general partners of and they and/or their family trusts are the owners of, purchased 9,913,500 shares of common stock for an aggregate purchase price of approximately $23,946 (or approximately $0.002 per share), (ii) the Terrapin Partners Employee Partnership, of which Terrapin Partners LLC is the general partner and Messrs. Leight and Weiss are the co-managers of Terrapin Partners LLC (though the majority of the economic interests of the shares held in such partnership are owned by Terrapin Partners LLC employees), purchased 301,500 shares of common stock for an aggregate purchase price of approximately $730 (or approximately $0.002 per share) and (iii) each of Messrs. Berger and Rogel purchased 45,000 shares of common stock for an aggregate purchase price of approximately $110 (or approximately $0.002 per share). Simultaneously with the consummation of Aldabra 2’s initial public offering, Messrs. Leight and Weiss purchased an aggregate of 3,000,000 warrants at $1.00 per warrant (for an aggregate purchase price of $3,000,000). Subsequent to the consummation of Aldabra 2’s initial public offering, (i) Mr. Leight and/or family trusts affiliated with him purchased 45,400 shares of common stock at an aggregate purchase price of $431,745 and 2,900 units at an aggregate purchase price of $33,737, (ii) Mr. Weiss and/or family trusts affiliated with him purchased 50,000 shares of common stock at an aggregate purchase price of $475,688, (iii) Mr. Berger purchased 10,000 warrants at an aggregate purchase price of $21,900 and (iv) Mr. Rogel purchased 10,000 shares of common stock at an aggregate purchase price of $94,997 and 40,000 warrants at an aggregate purchase price of $92,000. The current market value of each of Messrs. Leight’s, Weiss’, Berger’s and Rogel’s holdings (including their respective affiliates) in Aldabra 2, as of          , 2008, is $     , $     , $     , $      and $     , respectively. Such amounts do not include Messrs. Leight’s and Weiss’ equal interests in the holdings of the Terrapin Partners Employee Partnership which had a value of $      as of such date. Such amounts should be considered separately as while Terrapin Partners LLC is the general partner of such partnership, the majority of the economic interests in such shares are actually held by Terrapin Partners LLC employees.

Simultaneously with our formation, our executive officers organized Aldabra 4 formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business with a fair market value of $725 million or less. In connection with Aldabra 4’s formation, Terrapin Partners Small Cap Partnership (which is 100% owned by Messrs. Leight and Weiss and or their family trusts) purchased 2,590,303 shares of common stock for an aggregate purchase price of approximately $22,525 (or approximately $0.009 per share). Additionally, the Terrapin Partners Employee Partnership purchased 184,697 shares of common stock for an aggregate purchase price of approximately $1,606 (or approximately $0.009 per share). Since its formation, our executive officers have acted in the same positions with Aldabra 4 as they are acting for us.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business, we will pay Terrapin Partners LLC, an affiliate of Nathan D. Leight and Jason G. Weiss, a fee of $12,500 per month for providing us with certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in New York City. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Leight and Weiss compensation in lieu of a salary. Other than the $12,500 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our initial stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of an initial business combination. However, such individuals will be reimbursed for any actual out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses, performing due diligence on suitable business combinations and travel expenses, meals and lodging incurred in visiting potential target businesses. There is no limit on the amount of these actual out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Unless we consummate the initial business combination, our executive officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $5.0 million, or approximately $5.7 million if the underwriters’ over-allotment option is exercised in full, that may be released to us as working capital. We do not have a policy that prohibits our executive officers and directors from negotiating for the reimbursement of such expenses by a target business or businesses. Such reimbursement payments will be subject to review and approval by our audit committee, which will be comprised of independent directors.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

We have determined that, upon consummation of this offering, each of Jonathan W. Berger, Richard H. Rogel, David R. Jaffe, Bruce G. Pollack and William P. Stiritz will be an independent director as defined under the American Stock Exchange’s listing standards, constituting a majority of our board. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors and the audit committee.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Jonathan W. Berger, as chairman, Richard H. Rogel and Bruce G. Pollack, each of whom is an independent director under the American Stock Exchange’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•	approval of reimbursement of expenses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Jonathan W. Berger satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Bruce G. Pollack, as chairman, David R. Jaffe and William P. Stiritz, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our executive officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

Our executive officers and directors have pre-existing fiduciary obligations that may cause them to have conflicts of interest in determining to which entity they present a specific business opportunity. If the business combination between Aldabra 2 and Boise fails for any reason, each of Nathan D. Leight, Jason G. Weiss, Jonathan W. Berger and Richard H. Rogel will have a pre-existing fiduciary obligation to Aldabra 2 and will offer it all suitable business opportunities prior to offering them to us or Aldabra 4. Accordingly, in such event, they may not present to us opportunities that otherwise may be attractive to Aldabra 2 unless it has declined to accept such opportunities. With respect to their affiliations to Aldabra 4, we cannot acquire a target business with a fair market value of less than $750 million and Aldabra 4 cannot acquire a target business with a fair market value equal to or greater than $725 million. Furthermore, Nathan D. Leight, our chairman of the board, and Jason G. Weiss, our chief executive officer, have entered into a business opportunity right of first review agreement with us and Aldabra 4 that provides that from the date of Aldabra 4’s prospectus for its initial public offering until the earlier of the consummation of its initial business combination or its liquidation, Aldabra 4 will have a right of first review with respect to the business combination opportunities of Messrs. Leight and Weiss with a fair market value of $725 million or less. Messrs. Leight and Weiss will first offer such business opportunities to Aldabra 4 (subject to any pre-existing contractual or fiduciary obligations they might have but which does not include Aldabra 3) and they will not and we will not pursue such a business opportunity unless and until a majority of Aldabra 4’s disinterested directors have determined for any reason that Aldabra 4 will not pursue such an opportunity. This right of first review does not apply to a target business that (i) is being considered by us in connection with other target businesses that will be acquired simultaneously by Aldabra 3 and is majority owned by the same sellers or (ii) is an affiliate of another business we are simultaneously acquiring. As a result, we believe the potential for conflicts of interest with Aldabra 4 is minimal.

The following table summarizes the relevant pre-existing fiduciary or contractual obligations of our executive officers and directors:

Priority/Preference Relative to
Name of Affiliated Company	Name of Individual	Aldabra 3 Acquisition Corp.

Great Lakes Dredge & Dock Corp. (NASDAQ:GLDD)	Nathan D. Leight Jason G. Weiss Jonathan W. Berger	Each of these individuals will be required to present all business opportunities which are suitable for Great Lakes to Great Lakes prior to presenting them to us. Great Lakes is an international provider of dredging services.
Boise Paper Company (to be formed after the expected close of Aldabra 2’s previously discussed Purchase and Sale Agreement)	Nathan D. Leight Jason G. Weiss Jonathan W. Berger	Each of these individuals will be required to present all business opportunities which are suitable for Boise Paper Company to Boise prior to presenting them to us. Boise manufactures and sells uncoated free sheet, market pulp, containerboard and corrugated container products, as well as newsprint.

Priority/Preference Relative to
Name of Affiliated Company	Name of Individual	Aldabra 3 Acquisition Corp.

Navigant Consulting, Inc.	Jonathan W. Berger	Mr. Berger will be required to present all business consulting and financial advisory opportunities which are suitable for Navigant Consulting to Navigant Consulting prior to presenting them to us. Navigant Consulting is a specialized consulting firm providing litigation, financial, healthcare, energy and operational consulting services to government agencies, legal counsel and large companies.
Origen Financial, Inc. (NASDAQ:ORGN)	Richard H. Rogel	Mr. Rogel will be required to present all business opportunities which are suitable for Origen Financial to Origen Financial prior to presenting them to us. Origen Financial operates as a real investment trust in the United States and engages in the origination, purchase and servicing of consumer manufactured housing loans.
The Dress Barn, Inc. (NASDAQ:DBRN)	David R. Jaffe	Mr. Jafee will be required to present all business opportunities which are suitable for The Dress Barn to The Dress Barn prior to presenting them to us. The Dress Barn operates a chain of approximately 1,400 women’s apparel specialty stores
Centre Partners Management LLC and any of the private equity funds for which Centre Partners Management serves as general partner (collectively, “Centre Partners”)	Bruce G. Pollack	Mr. Pollack will be required to present all business opportunities which are suitable for Centre Partners to Centre Partners prior to presenting them to us. Centre Partners focuses on private equity investments in North American based middle market companies that have an enterprise valuation of less than $800 million.
Energizer Holdings, Inc. (NYSE:ENR)	William P. Stiritz	Mr. Stiritz will be required to present all business opportunities which are suitable for Energizer Holdings to Energizer Holdings prior to presenting them to us. Energizer Holdings engages in the manufacture and marketing of batteries, flashlights, and men’s and women’s wet shave products.

Priority/Preference Relative to
Name of Affiliated Company	Name of Individual	Aldabra 3 Acquisition Corp.

Ralcorp Holdings, Inc. (NYSE:RAH)	William P. Stiritz	Mr. Stiritz will be required to present all business opportunities which are suitable for Ralcorp Holdings to Ralcorp Holdings prior to presenting them to us. Ralcorp produces a variety of store brand foods that are sold under the individual labels of various grocery, mass merchandise and drug store retailers, and frozen bakery products that are sold to restaurants and other foodservice customers.
Vail Resorts, Inc. (NASDAQ:VAIL)	William P. Stiritz	Mr. Stiritz will be required to present all business opportunities which are suitable for Vail Resorts to Vail Resorts prior to presenting them to us. Vail Resorts is a mountain resort company that operates five North American resorts. In addition, Vail Resorts owns and/or manages a portfolio of luxury hotels, condominiums, and golf courses, and develops real estate near its resort communities

Potential investors should be aware of the following additional potential conflicts of interest:

•	None of our executive officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•	In the course of their other business activities, our executive officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our executive officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•	The founders’ units, including the founders’ common stock and founders’ warrants comprising such units, owned by our executive officers and directors will be released from escrow only if an initial business combination is successfully completed, and the sponsors’ warrants purchased by our executive officers and directors and any warrants which they may purchase in this offering or in the aftermarket will expire worthless if an initial business combination is not consummated. Additionally, our executive officers and directors will not receive liquidation distributions with respect to any of their shares of founders’ common stock. Furthermore, the purchasers of the sponsors’ warrants have agreed that such securities will not be sold or transferred by them until after we have completed an initial business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect an initial business combination with.

•	Our directors and executive officers may purchase shares of common stock as part of this offering or in the aftermarket. None of our executive officers, directors, initial stockholders or their affiliates has indicated any intention to purchase additional units or shares of common stock from persons in the aftermarket or in private transactions. If they did, they have agreed to vote all such shares in favor of a proposal to approve an initial business combination.

In general, executive officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our executive officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our executive officers has agreed, until the earliest of an initial business combination, our liquidation or such time as he ceases to be an executive officer, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have. Additionally, Nathan D. Leight and Jason G. Weiss have entered into a right of first review agreement with us and Aldabra 4 as discussed above. We have not established any procedures to ensure that our executive officers observe these requirements. Other than Messrs. Leight and Weiss, none of our directors have entered into a similar right of first review agreement.

In connection with the vote required for any business combination, all of our initial stockholders, including all of our executive officers and directors, have agreed to vote their respective shares of founders’ common stock in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering.

In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to their shares of founders’ common stock. Any common stock acquired by initial stockholders in this offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these initial stockholders will have the same rights as other public stockholders with respect to such shares. Our initial stockholders and our executive officers and directors have agreed to vote all shares of common stock that they acquire in this offering or in the aftermarket in favor of our initial business combination.

To further minimize potential conflicts of interest, we have agreed not to (i) acquire an entity with which our executive officers or directors, through their other business activities, had acquisition or investment discussions in the past, (ii) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our executive officers, directors, initial stockholders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (iii) enter into an initial business combination where we acquire less than 100% of a target business and any of our officers, directors, initial stockholders or their affiliates acquire the remaining portion of such target business, unless, in either case, (x) such transaction is approved by a majority of our disinterested independent directors and our audit committee and (y) we obtain an opinion from an independent investment banking firm that is a member of FINRA that the business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of our existing executive officers, directors, initial stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2007 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to Offering			After Offering(2)
	Amount and		Approximate	Amount and		Approximate
	Nature		Percentage	Nature		Percentage
	of Beneficial		of Outstanding	of Beneficial		of Outstanding
Name and Address of Beneficial Owner(1)	Ownership		Common Stock	Ownership		Common Stock

Nathan D. Leight	14,152,790	(3)(4)	98.5%	12,306,775	(3)(4)	19.7%
Jason G. Weiss	14,152,790	(3)(4)	98.5%	12,306,775	(3)(4)	19.7%
Jonathan W. Berger(5)	44,442	(6)	*	38,645	(6)	*
Richard H. Rogel	44,442	(7)	*	38,645	(7)	*
David R. Jaffe(8)	44,442	(9)	*	38,645	(9)	*
Bruce G. Pollack(10)	44,442	(7)	*	38,645	(7)	*
William P. Stiritz(11)	44,442	(12)	*	38,645	(12)	*
All directors and executive officers as a group (seven individuals)	14,375,000	(13)	100.0%	12,500,000	(13)	20.0%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Terrapin Partners LLC, 540 Madison Avenue, 17th Floor, New York, New York 10022.

(2)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 1,875,000 founders’ units held by our initial stockholders.

(3)	Represents (i) 13,229,305 shares of founders’ common stock, or 11,503,745 shares of founders’ common stock if the underwriters do not exercise their over-allotment option in full, held by the Terrapin Partners Equity Partnership and (ii) 923,485 shares of founders’ common stock, or 803,030 shares of founders’ common stock if the underwriters do not exercise their over-allotment option in full, held by the Terrapin Partners Employee Partnership. Messrs. Leight and Weiss are the general partners of the Terrapin Partners Equity Partnership and they (and/or their family trusts) are the owners of the Terrapin Partners Equity Partnership on an equal basis. Terrapin Partners LLC is the general partner of the Terrapin Partners Employee Partnership and Messrs. Leight and Weiss are the co-managers of Terrapin Partners LLC. Accordingly, all units held by the Terrapin Partners Equity Partnership and the Terrapin Partners Employee Partnership are deemed to be beneficially owned by them. Terrapin Partners Employee Partnership has allocated 454,545 units to Sanjay Arora and 227,273 units to Guy Barudin, each an employee of Terrapin Partners LLC. More than 75% of the remaining shares held by Terrapin Partners Employee Partnership have been allocated to other employees of Terrapin Partners LLC with the remainder (and all warrants) being held by Messrs. Leight and Weiss and/or their family trusts. Messrs. Arora’s and Barudin’s units vest over time commencing from the consummation of our initial public offering for as long as such individuals remain employed by Terrapin Partners LLC. The shares allocated to the other employees of Terrapin Partners LLC vest in full in the employees if they are still employed by Terrapin Partners LLC when the shares are released from escrow. In the case of all vestable units or shares, a forfeiture results in such units or shares being allocated back to Messrs. Leight’s and Weiss’ (and/or their family trusts) interest in the Terrapin Partners Employee Partnership.

(4)	Does not include (i) 9,921,979 founders’ warrants, or 8,627,809 founders’ warrants if the underwriters do not exercise their over-allotment option in full, held by the Terrapin Partners Equity Partnership, (ii) 692,614 founders’ warrants, or 602,272 founders’ warrants if the underwriters do not exercise their over-allotment option in full, held by the Terrapin Partners Employee Partnership and (iii) 1,000,000 shares of common stock issuable upon exercise of sponsors’ warrants, none of which are exercisable or will become exercisable within 60 days.

(5)	The business address of Mr. Berger is c/o Navigant Consulting, Inc., 100 Colony Square, Suite 1900, 1175 Peachtree Street, N.E., Atlanta, Georgia 30361.

(6)	Represents 44,442 shares of founders’ common stock, or 38,645 shares of founders’ common stock if the underwriters do not exercise their over-allotment option in full. Does not include (i) 33,331 founders’ warrants, or 28,984 founders’ warrants if the underwriters do not exercise their over-allotment option in full, and (ii) 16,000 shares of common stock issuable upon exercise of sponsors’ warrants, none of which are exercisable or will become exercisable within 60 days.

(7)	Represents 44,442 shares of founders’ common stock, or 38,645 shares of founders’ common stock if the underwriters do not exercise their over-allotment option in full. Does not include (i) 33,331 founders’ warrants, or 28,984 founders’ warrants if the underwriters do not exercise their over-allotment option in full, and (ii) 400,000 shares of common stock issuable upon exercise of sponsors’ warrants, none of which are exercisable or will become exercisable within 60 days.

(8)	The business address of Mr. Jaffe is 30 Dunnigan Drive, Suffern, New York 10901.

(9)	Represents 44,442 shares of founders’ common stock, or 38,645 shares of founders’ common stock if the underwriters do not exercise their over-allotment option in full. Does not include (i) 33,331 founders’ warrants, or 28,984 founders’ warrants if the underwriters do not exercise their over-allotment option in full, and (ii) 320,000 shares of common stock issuable upon exercise of sponsors’ warrants, none of which are exercisable or will become exercisable within 60 days.

(10)	The business address of Mr. Pollack is c/o Centre Partners, 30 Rockefeller Plaza, 50th Floor, New York, New York 10020.

(11)	The business address of Mr. Stiritz is 790 Briar Hill Road, Belleville, Illinois 62223.

(12)	Represents 44,442 shares of founders’ common stock, or 38,645 shares of founders’ common stock if the underwriters do not exercise their over-allotment option in full. Does not include (i) 33,331 founders’ warrants, or 28,984 founders’ warrants if the underwriters do not exercise their over-allotment option in full, and (ii) 4,744,000 shares of common stock issuable upon exercise of sponsors’ warrants, none of which are exercisable or will become exercisable within 60 days.

(13)	Does not include (i) 10,781,250 founders’ warrants, or 9,375,000 founders’ warrants if the underwriters do not exercise their over-allotment option in full, and (ii) 7,480,000 shares of common stock issuable upon exercise of sponsors’ warrants, none of which are exercisable or will become exercisable within 60 days.

Immediately after this offering, our initial stockholders, which include all of our executive officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock (assuming none of them purchase any units offered by this prospectus). None of our initial stockholders, executive officers and directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our initial stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, our initial stockholders will be required to forfeit up to an aggregate of 1,875,000 founders’ units. Our initial stockholders will be required to forfeit only a number of founders’ units necessary to maintain their collective 20% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

All of the founders’ units will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after the consummation of our initial business combination. The founders’ units may be released from escrow earlier than this date if the over-allotment option is not exercised in full or in part, but only to the extent necessary to have up to 1,875,000 founders’ units cancelled as described above or if, following an initial business combination, within the first year after we consummate an initial business combination:

•	the last sales price of our common stock equals or exceeds $18.00 per share for any 20 trading days within any 30-trading day period; or

•	we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

During the escrow period, the holders of these securities will not be able to sell or transfer their securities except (i) to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) by private sales with respect to up to 33% of the founders’ units made at or prior to the consummation of an initial business combination at prices no greater than the price at which the founders’ units were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, agree to vote in the same manner as a majority of the public stockholders in connection with the vote required to approve our initial business combination and in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and waive any rights to participate in any liquidation distribution if we fail to consummate an initial business combination, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of founders’ common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect an initial business combination and liquidate, none of our initial stockholders or their permitted transferees will receive any portion of the liquidation proceeds with respect to their founders’ units or underlying securities.

In connection with the vote required for any business combination, our initial stockholders and our directors have agreed to vote the shares of founders’ common stock in accordance with the majority of the shares of common stock voted by the public stockholders. Our initial stockholders and our executive officers and directors have also agreed that they will vote any shares they purchase in the open market in, or after, this offering in favor of a business combination proposed to our public stockholders. Our initial stockholders and our executive officers and directors will not have conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether as part of the founders’ common stock or shares purchased by them in this offering or in the aftermarket. None of our executive officers, directors, initial stockholders or their affiliates has indicated any intention to purchase additional units or shares of common stock from persons in the aftermarket or in private transactions.

Our executive officers, directors and Stephen H. Bittel, a director of Aldabra 4, and Peter R. Deutsch, a former director of Aldabra 1, and/or their family trusts, have committed to purchase the sponsors’ warrants (for a total purchase price of $9.5 million) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The sponsors’ warrants will be identical to warrants underlying the units being offered by this prospectus except that the sponsors’ warrants (i) will be exercisable on a cashless basis, and (ii) will not be redeemable by us so long as they are still held by the purchasers or their permitted transferees. The purchasers have agreed that the sponsors’ warrants will not be sold or transferred by them (except to employees of Terrapin Partners LLC or to our directors at the same cost per warrant originally paid by them) until the later of one year from the date of this prospectus and 60 days after the consummation of our initial business combination.

Messrs. Leight and Weiss are our “promoters,” as that term is defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In November 2007, we issued 14,375,000 founders’ units (after giving retroactive effect to our dividend as described below) to the individuals set forth below for $25,000 in cash, at a purchase price of approximately $0.002 per unit, as follows:

Name	Number of Units	Relationship to Us

Nathan D. Leight(1)	13,229,305	Chairman of the Board
Jason G. Weiss(1)	13,229,305	Chief Executive Officer, Secretary and Director
Jonathan W. Berger	44,442	Director
Richard H. Rogel	44,442	Director
David R. Jaffe	44,442	Director
Bruce G. Pollack	44,442	Director
William P. Stiritz	44,442	Director
Terrapin Partners Employee Partnership(2)	923,485	Stockholder

(1)	These shares are held by the Terrapin Partners Equity Partnership. Messrs. Leight and Weiss are the general partners of the Terrapin Partners Equity Partnership and they (and/or their family trusts) are the sole owners of the Terrapin Partners Venture Partnership on an equal basis.

(2)	Terrapin Partners LLC is the general partner of the Terrapin Partners Employee Partnership and Messrs. Leight and Weiss are the co-managers of Terrapin Partners LLC. The vast majority of the economic interests of the shares held by Terrapin Partners Employee Partnership are held by employees of Terrapin Partners LLC.

This information has been adjusted to reflect a 3/4-for-1 warrant dividend for each outstanding share of common stock which was effected as of December 19, 2007.

The founders’ units are identical to the units being sold in this offering, except that:

•	up to an aggregate of 1,875,000 founders’ units are subject to forfeiture by our initial stockholders to the extent that the over-allotment option is not exercised in full by the underwriters;

•	the founders’ units will be placed in escrow and the founders’ common stock and founders’ warrants are subject to the transfer restrictions and registration rights described in this prospectus;

•	the founders’ warrants will become exercisable after the consummation of our initial business combination if and when the last sales price of our common stock exceeds $14.50 per share for any 20 trading days within any 30-trading day period beginning 90 days after the initial business combination;

•	the founders’ warrants will be exercisable on a cashless basis and will not be redeemable by us, in each case, as long as they are held by the initial stockholders or their permitted transferees;

•	the initial stockholders have agreed to: (i) vote the founders’ common stock in the same manner as the majority of shares voted by the public stockholders at the special or annual meeting called for the purpose of approving our initial business combination; and (ii) vote in favor of our dissolution and liquidation in the event that we do not consummate an initial business combination within 24 months or 30 months from the date of this prospectus, as applicable.

•	the initial stockholders will not be able to exercise conversion rights (as described below) with respect to the founders’ common stock; and

•	the initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock if we fail to consummate an initial business combination.

If the underwriters do not exercise all or a portion of their over-allotment option, our initial stockholders have agreed to forfeit up to an aggregate of 1,875,000 founders’ units in proportion to the portion of the over-allotment option that was not exercised. If such founders’ units are forfeited, we would record the aggregate fair value of the founders’ units forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the founders’ units forfeited and the price paid to us for such forfeited founders’ units (which would be an aggregate total of approximately $3,260 for all 1,875,000 founders’ units). Upon receipt, such forfeited founders’ units would then be immediately cancelled which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

If the underwriters determine the size of the offering should be increased or decreased, a unit dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial stockholders ownership at a percentage of the total number of units outstanding after this offering not to exceed 20%. Such an increase in offering size, or the exercise of the underwriters’ over-allotment option, will also result in a proportionate increase in the amount of interest we may withdraw from the trust account. As a result of an increase in the size of the offering, the per-share conversion or liquidation price could decrease by as much as $0.03. The offering size will not be decreased after the date of this prospectus.

The holders of the majority of our units outstanding prior to the offering will be entitled to make up to two demands that we register these units, including the shares of common stock and warrants comprising the units, and the shares of common stock underlying the warrants, pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these units may elect to exercise these registration rights at any time commencing three months prior to the date on which these securities are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our executive officers, directors and Stephen H. Bittel, a director of Aldabra 4, and Peter R. Deutsch, a former director of Aldabra 1 and special advisor to Aldabra 2, and/or their family trusts, have committed, pursuant to written subscription agreements with us to purchase the 7,600,000 sponsors’ warrants (for a total purchase price of $9.5 million) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the sponsors’ warrants will be delivered to Graubard Miller, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of sponsors’ warrants, at least 24 hours prior to the date of this prospectus to hold in an account until we consummate this offering. Graubard Miller will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The sponsors’ warrants will be identical to warrants underlying the units being offered by this prospectus except that the sponsors’ warrants (i) will be exercisable on a cashless basis and (ii) will not be redeemable by us so long as they are still held by the sponsors or their permitted transferees. The purchasers have agreed that the sponsors’ warrants will not be sold or transferred by them (except to employees of Terrapin Partners LLC or to our directors at the same cost per warrant originally paid by them) until the later of one year from the date of this prospectus and 60 days after the consummation of our business combination. The holders of the majority of these sponsors’ warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate an initial business combination. In addition, these holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Terrapin Partners LLC, an affiliate of Nathan D. Leight and Jason G. Weiss, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us and Aldabra 4 certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in New York City, as we may require from time to time. Both we and Aldabra 4 have agreed to pay Terrapin Partners LLC $12,500 per month for these services. Messrs. Leight and Weiss are each a managing member and 50% owner of Terrapin Partners LLC. Accordingly, they will benefit from the transaction to the extent of their interest in Terrapin Partners LLC. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Leight and Weiss compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Terrapin Partners LLC is at least as favorable as we could have obtained from an unaffiliated person.

As of the date of this prospectus, Nathan D. Leight and Jason G. Weiss have advanced to us an aggregate of $125,000 to cover expenses related to this offering. The loans will be payable without interest on the earlier of November 14, 2008 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

We will reimburse our executive officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. Our audit committee will review and approve all payments made to our executive officers, directors and affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our executive officers has agreed, until the earliest of an initial business combination, our liquidation or such time as he ceases to be an executive officer, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have. Additionally, Nathan D. Leight, our chairman, and Jason G. Weiss, our chief executive officer, have entered into a business opportunity right of first review agreement with us and Aldabra 4 that provides that from the date of Aldabra 4’s prospectus for its initial public offering until the earlier of the consummation of its initial business combination or its liquidation, Aldabra 4 will have a right of first review with respect to the business combination opportunities of Messrs. Leight and Weiss with a fair market value of $725 million or less. Messrs. Leight and Weiss will first offer such business opportunities to Aldabra 4 (subject to any pre-existing contractual or fiduciary obligations they might have) and they will not and we will not pursue such a business opportunity unless and until a majority of Aldabra 4’s disinterested directors have determined for any reason that Aldabra 4 will not pursue such an opportunity. This right of first review does not apply to a target business that (i) is being considered by us in connection with other target businesses that will be acquired simultaneously by Aldabra 3 and is majority owned by the same sellers or (ii) is an affiliate of another business we are simultaneously acquiring.

Other than the $12,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our executive officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our initial stockholders, executive officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our executive officers and directors or their respective affiliates, including loans by our executive officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by the audit committee who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 175,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 14,375,000 shares of common stock are outstanding, held by seven stockholders of record. No shares of preferred stock are currently outstanding.

Units

Public Stockholders Units

Each unit consists of one share of common stock and three quarters (3/4) of one warrant. Each whole warrant entitles the holder to purchase one share of common stock. Warrants may be exercised only in increments of one whole warrant. The common stock and warrants will begin to trade separately on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. No fractional warrants will be issued and only whole warrants will trade. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited financial statements will contain financial information regarding proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if Citigroup Global Markets Inc. has allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus.

Founders’ Units

Prior to the date of this prospectus, we issued 14,375,000 units to our initial stockholders for an aggregate purchase price of $25,000 in cash (after giving effect retroactive effect to reflect the warrant dividend of three quarters (3/4) of a warrant per share of outstanding founders’ common stock which was effected as of December 19, 2007). The founders’ units are identical to the units being sold in this offering, except that:

•	up to an aggregate of 1,875,000 founders’ units are subject to forfeiture by our initial stockholders to the extent that the over-allotment option is not exercised in full by the underwriters;

•	the founders’ units will be placed in escrow and the founders’ common stock and founders’ warrants are subject to the transfer restrictions and registration rights described in this prospectus;

•	the founders’ warrants will become exercisable after the consummation of our initial business combination if and when the last sales price of our common stock exceeds $14.50 per share for any 20 trading days within any 30-trading day period beginning 90 days after the initial business combination;

•	the founders’ warrants will be exercisable on a cashless basis and will not be redeemable by us, in each case, as long as they are held by the initial stockholders or their permitted transferees;

•	the initial stockholders have agreed to: (i) vote the founders’ common stock in the same manner as the majority of shares voted by the public stockholders at the special or annual meeting called for the purpose of approving our initial business combination; and (ii) vote in favor of our dissolution and liquidation in the event that we do not consummate an initial business combination within 24 months or 30 months from the date of this prospectus, as applicable.

•	the initial stockholders will not be able to exercise conversion rights with respect to the founders’ common stock; and

•	the initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock if we fail to consummate an initial business combination.

The initial stockholders have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the founders’ units until one year after the date of the completion of a business combination. In addition, the initial stockholders are entitled to registration rights with respect to founders’ common stock and founders’ warrants under an agreement to be signed on or before the date of this prospectus.

Common Stock

Upon closing of this offering (assuming no exercise of the underwriter’s over-allotment option and 1,875,000 founders’ units are forfeited as a result thereof), 62,500,000 shares of common stock will be outstanding. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any initial business combination, all of our initial stockholders, including all of our executive officers and directors, have agreed to vote their respective shares of founders’ common stock owned by them in accordance with the majority of the shares of our common stock voted by our public stockholders. They have also agreed that they will vote any shares they purchase in the open market in, or after, this offering in favor of an initial business combination.

We will proceed with an initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 40% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination within 24 months from the date of this prospectus (or within 30 months from the date of this prospectus if a definitive agreement has been executed within 24 months from the date of this prospectus and the business combination has not yet been consummated within such 24-month period), our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to an initial business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our initial stockholders have agreed to waive their rights to share in any distribution with respect to their shares of founders’ common stock.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to an initial business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on an initial business combination. We may issue some or all of the preferred stock to effect an initial business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Stockholder Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.50 per share, subject to adjustment as discussed below, at any time commencing on the later of

•	the completion of an initial business combination; and

•	one year from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire six years from the date of this prospectus at 5:00 p.m., New York City time.

At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants available and current we may call the warrants for redemption, without the prior consent of the underwriters,

•	in whole and not in part,

•	at a price of $0.01 per warrant,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $14.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis,” though the public stockholders are not eligible to do so at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

We have agreed that the sponsors’ warrants may be exercised on a “cashless basis” and will not be redeemable by us so long as they are held by the sponsors or their permitted transferees. The reason that we have agreed to this is because it is not known at this time whether they will be affiliated with us following an initial business combination. If they are, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the sponsors could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis or restrict our ability to redeem such warrants is appropriate.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Founders’ Warrants

The founders’ warrants will be identical to the warrants underlying the units being offered by this prospectus except that the founders’ warrants will become exercisable after our consummation of a business combination if and when the last sales price of our common stock exceeds $14.50 per share for any 20 trading days within any 30-trading day period beginning 90 days after the initial business combination and the founders’ warrants will be exercisable on a cashless basis so long as they are held by the initial purchasers of their permitted transferees and will not be redeemable by us, in each case, as long as they are held by the initial stockholders or their permitted transferees. In addition, the founders’ warrants and underlying shares of common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

Sponsors’ Warrants

The sponsors’ warrants will be identical to the warrants underlying the units being offered by this prospectus except that the warrants will not be transferable or salable by the purchasers (except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death or (iv) pursuant to a qualified domestic relations order, providing the transferee agrees to be bound by the transfer restrictions) until we complete an initial business combination, they will be exercisable on a cashless basis and will not be redeemable by us so long as such warrants are held by the sponsors or their permitted transferees, including any permitted transferees. In addition, commencing on the date such warrants become exercisable, the sponsors’ warrants and the underlying shares of common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of an initial business combination. The payment of any dividends subsequent to an initial business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Staggered board of directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman or by our secretary at the request in writing of stockholders owning a majority of our issued and outstanding capital stock entitled to vote.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and executive officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

American Stock Exchange Listing

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol          .U on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the American Stock Exchange under the symbols           and          .WS, respectively.

Shares Eligible for Future Sale

Immediately after this offering, we will have 62,500,000 shares of common stock outstanding, or 71,875,000 shares if the over-allotment option is exercised in full. Of these shares, the 50,000,000 shares sold in this offering, or 57,500,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares would be eligible for sale under Rule 144 prior to November 5, 2008. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of those shares have been placed in escrow and will not be transferable for a period of one year from the consummation of our initial business combination and will be released prior to that date only if the over-allotment option is not exercised in full or in part, but only to the extent necessary to have up to 1,875,000 cancelled as described above or if, following an initial business combination, (i) the last sales price of our common stock equals or exceeds $18.00 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 625,000 shares immediately after this offering (or 718,750 if the over-allotment option is exercised in full); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

The SEC has adopted amendments to Rule 144 which shorten the holding period described above from one year to six months. In addition, these amendments provide that sales made after such holding period need not comply with the volume limitation, manner of sale or notice provisions described above, provided that a person making such sale is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. Such sales must comply with the public information provision of Rule 144 (until our common stock has been held for one year). The amendments will become effective on February 15, 2008.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. As discussed above, the SEC has adopted amendments to Rule 144 which will, upon their effectiveness, permit non-affiliates to sell restricted shares without complying with the volume or manner of sale restrictions after six months.

SEC Position on Rule 144 Sales

The SEC had taken the position that initial security holders of a blank check company and their transferees, both before and after a business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company. However, the amendments to Rule 144 discussed above contain provisions that, upon effectiveness, will make Rule 144 available to such initial security holders of blank check companies and their transferees one year after consummation of an initial business combination by the blank check company.

Registration Rights

The holders of the founders’ common stock and founders’ warrants (and underlying securities), as well as the holders of the sponsors’ warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ common stock or founders’ warrants can elect to exercise these registration rights at any time commencing three months prior to the date on which these securities are to be released from escrow. The holders of a majority of the sponsors’ warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate an initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

This is a summary of material U.S. federal income tax considerations with respect to your acquisition, ownership and disposition of our units (unless otherwise provided, all references to “units” include units or components thereof), if you are a beneficial owner that is:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation created or organized in, or under the laws of, the United States or any political subdivision of the United States;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

This discussion does not address all of the U.S. federal income tax considerations that may be relevant to you in light of your particular circumstances, and it does not describe all of the tax consequences that may be relevant to holders subject to special rules, such as: certain financial institutions; insurance companies; dealers and traders in securities or foreign currencies; persons holding our securities as part of a hedge, straddle, conversion transaction or other integrated transaction; persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar; partnerships or other entities classified as partnerships for U.S. federal income tax purposes; persons liable for the alternative minimum tax; and tax-exempt organizations. This discussion does not address any income tax consequences to holders who do not hold our units as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (“Code”).

The following does not discuss any aspect of state, local or non-U.S. taxation. This discussion is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue Service (“IRS”) and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. This discussion is not intended as tax advice.

If a partnership holds our units, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, you should consult your tax advisor.

This discussion is only a summary of material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. We urge prospective U.S. investors to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income, estate and other tax considerations of acquiring, holding and disposing of our units.

Allocation of Basis

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and three quarters (3/4) of a warrant to acquire one share of our common stock, subject to adjustment. In determining your basis for the common stock and three quarters (3/4) of a warrant composing a unit, you should allocate your purchase price for the unit between the components on the basis of their relative fair market values at the time of issuance.

Dividends and Distributions

In the event that we make distributions on our common stock, such distributions will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits will reduce your basis in the common stock (but not below zero). Any excess over your basis will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described in the first paragraph under “Sale or Other Disposition or Conversion of Common Stock” below.

It is unclear whether the conversion feature of the common stock described under “Proposed Business — Effecting a Business Combination — Conversion rights” will affect your ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.

Sale or Other Disposition or Conversion of Common Stock

Gain or loss you realize on the sale or other disposition of our common stock (other than conversion but including liquidation in the event we do not consummate a business combination within the required time) will be capital gain or loss. The amount of your gain or loss will be equal to the difference between your tax basis in the common stock disposed of and the amount realized on the disposition. The deductibility of capital losses is subject to limitations. Any capital gain or loss you realize on a sale or other disposition of our common stock will generally be long-term capital gain or loss if your holding period for the common stock is more than one year. However, the conversion feature of the common stock described under “Proposed Business — Effecting a Business Combination — Conversion right” conceivably could affect your ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of an initial business combination.

If you convert your common stock into a right to receive cash pursuant to the exercise of a conversion right as described above in “Proposed Business — Effecting a Business Combination — Conversion right,” the conversion generally will be treated as a sale of common stock described in the preceding paragraph (rather than as a dividend or distribution). The conversion will, however, be treated as a dividend or distribution and taxed as described in “Dividends and Distributions” above if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, which provide, among other things, that you are deemed to own any shares that you hold a warrant to acquire) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. If you have a relatively minimal stock interest and, taking into account the effect of conversion by other stockholders, your percentage ownership in us is reduced as a result of the conversion, you should generally be regarded as having suffered a meaningful reduction in interest. For example, the IRS has ruled that any reduction in the stockholder’s proportionate interest will constitute a “meaningful reduction” in a transaction in which a holder held less than 1% of the shares of a corporation and did not have management control over the corporation. You should consult your own tax advisor as to whether conversion of your common stock will be treated as a sale or as a dividend under the Code and, if you actually or constructively own 5% or more of our common stock before conversion, whether you are subject to special reporting requirements with respect to such conversion.

Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other disposition of a warrant, you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or exchange, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

In general, you should not be required to recognize income, gain or loss upon exercise of a warrant. However, if you receive any cash in lieu of a fractional share of common stock, the rules described above under “Sale or Other Disposition or Conversion of Common Stock” will apply. Your basis in a share of common stock received upon exercise will be equal to the sum of (1) your basis in the warrant and (2) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants.

If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant. It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. A U.S. holder’s holding period for the common stock would commence on the date following the date of exercise of the warrant. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Constructive Dividends on Warrants

If at any time during the period you hold warrants we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of the units. U.S. holders must provide appropriate certification to avoid U.S. federal backup withholding.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS in a timely manner.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

This is a general summary of material United States federal income and estate tax considerations with respect to your acquisition, ownership and disposition of our units if you are a beneficial owner other than:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation created or organized in, or under the laws of, the United States or any political subdivision of the United States;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a United States person.

This summary does not address all of the United States federal income and estate tax considerations that may be relevant to you in light of your particular circumstances or if you are a beneficial owner subject to special treatment under United States federal income tax laws (such as a “controlled foreign corporation,” “passive foreign investment company,” or a company that accumulates earnings to avoid United States federal income tax, foreign tax-exempt organization, financial institution, broker or dealer in securities or former United States citizen or resident). This summary does not discuss any aspect of state, local or non-United States taxation. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (“Code”), Treasury regulations, judicial opinions, published positions of the United States Internal Revenue Service (“IRS”) and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. This summary is not intended as tax advice.

If a partnership holds our units, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, you should consult your tax advisor.

This discussion is only a summary of material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. We urge prospective non-United States stockholders to consult their tax advisors regarding the United States federal, state, local and non-United States income, estate and other tax considerations of acquiring, holding and disposing of our units.

Dividends

In general, any distributions we make to you with respect to the shares of common stock included within the units that constitute dividends for United States federal income tax purposes will be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN). A distribution will constitute a dividend for United States federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code. Any distribution not constituting a dividend will be treated first as reducing your basis in your shares of common stock and, to the extent it exceeds your basis, as gain from the disposition of your shares of common stock treated as described under “Sale or Other Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Sale or Other Disposition of Common Stock and Warrants” below), we will withhold 10% of any distribution that exceeds our current and accumulated earnings and profits as provided by the Code.

Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment maintained by you) generally will not be subject to United States withholding tax if you comply with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to United States federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to United States persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of Warrants

You generally will not be subject to U.S. federal income tax on the exercise of the warrants into shares of common stock. However, if a cashless exercise of warrants results in a taxable exchange, or if you receive any cash in lieu of a fractional share of common stock, the rules described below under “Sale or Other Disposition of Common Stock and Warrants” will apply.

Sale or Other Disposition of Common Stock and Warrants

You generally will not be subject to United States federal income tax on any gain realized upon the sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), unless:

•	the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain);

•	you are an individual, you hold your shares of common stock or warrants as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes and, in the case where the shares of our common stock are regularly traded on an established securities market, you hold or have held, directly or indirectly, at any time within the shorter of the five-year period preceding disposition or your holding period for your shares of common stock or warrants, more than 5% of our common stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of a warrant. You are urged to consult your own tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of (1) the fair market value of our United States real property interests, (2) the fair market value of our non-United States real property interests and (3) the fair market value of any other of our assets which are used or held for use in our trade or business. Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to United States federal income tax, net of certain deductions, at the same rates applicable to United States persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of your shares of common stock or warrants is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty. If you are described in the second bullet point above, you generally will be subject to United States federal income tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year. If you are described in the third bullet point above, gain recognized by you on the sale, exchange or other disposition of shares of common stock or warrants will be subject to U.S. federal income tax on a net income basis at normal graduated U.S. federal income tax rates. In addition, a buyer of your shares of common stock or warrants may be required to withhold United States income tax at a rate of 10% of the amount realized upon such disposition.

Conversion of Common Stock

The characterization for U.S. federal income tax purposes of a non-U.S. holder’s conversion of our common stock into a right to receive cash pursuant to an exercise of a conversion right generally will correspond to the U.S. federal income tax characterization of the exercise of such a conversion right by a U.S. holder, as described under “Material U.S. Federal Income Tax Consequences to U.S. Holders — Sale of Other Disposition or Conversion of Common Stock” above, and the consequences of the conversion to the non-U.S. holder will be as described above under “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders — Dividends” and “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders — Sale or Other Disposition of Common Stock and Warrants,” as applicable.

Information Reporting and Backup Withholding

We must report annually to the IRS the amount of dividends or other distributions we pay to you on your shares of common stock and the amount of tax we withhold on these distributions regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The United States imposes a backup withholding tax on dividends and certain other types of payments to United States persons (currently 28%). You will not be subject to backup withholding tax on dividends you receive on your shares of common stock if you provide proper certification (usually on an IRS Form W-8BEN) of your status as a non-United States person or you are a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of your shares of common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if you sell your shares of common stock or warrants through a United States broker or the United States office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to you unless you provide appropriate certification (usually on an IRS Form W-8BEN) to the broker of your status as a non-United States person or you are an exempt recipient. Information reporting also would apply if you sell your shares of common stock or warrants through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States.

Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of common stock or warrants under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.

Estate Tax

Common stock or warrants owned or treated as owned by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of his or her death will be included in the individual’s gross estate for United States federal estate tax purposes and therefore may be subject to United States federal estate tax unless an applicable estate tax treaty provides otherwise. The foregoing may also apply to warrants.

UNDERWRITING

Citigroup Global Markets Inc. is acting as sole bookrunning manager of the offering and representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units

Citigroup Global Markets Inc.
Pali Capital, Inc
Lazard Capital Markets LLC
Total	50,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $      per unit. If all of the units are not sold at the initial offering price, the representative may change the public offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 7,500,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment.

We and our executive officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, transfer, pledge, dispose of or hedge, directly or indirectly, any of our units, warrants, shares or any other securities convertible into or exchangeable for our common stock. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. The 180-day lock-up period will be automatically extended if: (1) during the last 17 days of the 180-day period we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the 180-day period, we announce that we will release earnings results during the 16-day period following the last day of the 180-day period, in which case the restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or event.

Our initial stockholders and other holders of founders’ units will place their founders’ units and sponsors’ warrants into an escrow account maintained by Continental, Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these securities will not be transferable during the escrow period and will not be released from escrow until, in the case of (i) the founders’ units, one year after the consummation of the initial business combination or earlier if the over-allotment option is not exercised in full or in part, but only to the extent necessary to have up to 1,875,000 founders’ units cancelled as described above or if, following a business combination (a) the last sales price of our common stock equals or exceeds $18.00 per share for any trading days within any 30-day trading period or (b) we consummate a subsequent liquidation, merger, stock exchange or similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property; and (ii) the sponsors’ warrants, the 60th day after the initial business combination.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of our units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to our units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public in relation to any units” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units as the expression may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

Notice to Prospective Investors in United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734- 1, D.744-1, D.754- 1 and D.764- 1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.41 1-1, L.41 1-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the underwriters. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We intend to apply to have our units listed on the American Stock Exchange. We anticipate that the units will be listed on the American Stock Exchange under the symbol “          .U” and, once the common stock and warrants begin separate trading, our common stock and warrants will be listed on the American Stock Exchange under the symbols “          ” and “          .WS,” respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by Aldabra 3 Acquisition Corp.
	No Exercise	Full Exercise

Per unit	$0.70	$0.70
Total	$35,000,000	$40,250,000

The amounts paid by us in the table above include $15.0 million in deferred underwriting discounts and commissions (or $17.25 million if the over-allotment option is exercised in full), or $0.30 per unit, which will be placed in trust until our completion of an initial business combination as described in this prospectus. If we consummate an initial business combination, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete our initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders.

In connection with the offering, Citigroup Global Markets Inc. on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering will be $700,000.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available on a website maintained by one or more of the underwriters. The representatives may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. The representatives will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith.

LEGAL MATTERS

The validity of the securities offered in this prospectus is passed upon for us by Graubard Miller, New York, New York. Akin Gump Strauss Hauer & Feld LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Aldabra 3 Acquisition Corp. at November 15, 2007 and for the period from August 24, 2007 (date of inception) through November 15, 2007 included in this prospectus and registration statement have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance on such report given upon such firm’s authority as an expert in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Aldabra 3 Acquisition Corp.
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Aldabra 3 Acquisition Corp.

We have audited the accompanying balance sheet of Aldabra 3 Acquisition Corp. (a corporation in the development stage) as of November 15, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from August 24, 2007 (inception) to November 15, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aldabra 3 Acquisition Corp. as of November 15, 2007, and the results of its operations and its cash flows for the period from August 24, 2007 (inception) to November 15, 2007 in conformity with United States generally accepted accounting principles.

/s/  McGladrey & Pullen, LLP
McGLADREY & PULLEN, LLP

New York, New York
December 28, 2007

Aldabra 3 Acquisition Corp.
(a corporation in the development stage)

Balance Sheet

November 15,
2007

ASSETS
Current asset — cash	$137,507
Deferred offering costs	12,500

Total assets	$150,007

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued formation and other costs	$1,007
Notes payable to initial stockholders	125,000

Total liabilities	126,007

Commitments
Stockholders’ equity
Preferred stock, $.0001 par value
Authorized 1,000,000 shares; none issued or outstanding	—
Common stock, $.0001 par value
Authorized 175,000,000 shares Issued and outstanding 14,375,000 shares	1,438
Additional paid-in capital	23,562
Deficit accumulated during the development stage	(1,000)

Total stockholders’ equity	24,000

Total liabilities and stockholders’ equity	$150,007

See notes to Financial Statements.

Aldabra 3 Acquisition Corp.
(a corporation in the development stage)

Statement of Operations

For the period August 24, 2007 (inception) to November 15, 2007

Formation costs	$1,000

Net loss	$(1,000)

Weighted average shares outstanding	14,375,000

Net loss per share	$(0.00)

See notes to Financial Statements.

Aldabra 3 Acquisition Corp.
(a corporation in the development stage)

Statement of Stockholders’ Equity

For the period August 24, 2007 (inception) to November 15, 2007

				Deficit
				Accumulated
	Common Stock		Additional Paid-in	During the	Stockholders’
	Shares	Amount	Capital	Development Stage	Equity

Issuance of units to initial stockholders on November 5, 2007 at $.002 per share	14,375,000	$1,438	$23,562	$—	$25,000
Net Loss	—	—	—	(1,000)	(1,000)

Balance at November 15, 2007	14,375,000	$1,438	$23,562	$(1,000)	$24,000

See notes to Financial Statements.

Aldabra 3 Acquisition Corp.
(a corporation in the development stage)

Statement of Cash Flows

For the period August 24, 2007 (inception) to November 15, 2007

Cash flows from operating activities
Net loss	$(1,000)
Increase in accrued formation and other costs	1,007

Net cash provided by operating activities	7

Cash flows from financing activities
Proceeds from sale of shares of common stock to Initial Stockholders	25,000
Proceeds from notes payable to Initial Stockholders	125,000
Payment of costs associated with Proposed Offering	(12,500)

Net cash provided by financing activities	137,500

Net increase in cash	137,507
Cash at beginning of period	—

Cash at end of period	$137,507

See notes to Financial Statements.

Aldabra 3 Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements

1.	Organization and Business Operations

Aldabra 3 Acquisition Corp. (the “Company”) was incorporated in Delaware on August 24, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses (a “Business Combination”).

At November 15, 2007, the Company’s operations were limited to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 50,000,000 units (“Units”) (plus up to an additional 7,500,000 Units solely to cover the exercise price of the underwriters’ over-allotment option) which is discussed in Note 2 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least approximately $9.77 per Unit (or approximately $9.75 per Unit if the underwriters’ over-allotment option is exercised in full) sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 which invest solely in government securities until the earlier of (i) the consummation of its initial Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. The Company’s Chairman of the Board and the Company’s Chief Executive Officer have agreed that they will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. Furthermore, they will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business). Additionally, in the case of a prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public stockholders receive no less than $10.00 per share upon liquidation. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Until the consummation of the initial Business Combination or the liquidation of the Company, proceeds in the Trust Account will not be available for the Company’s use for any purpose, except there can be released to the Company from the Trust Account (i) interest income to pay any income or other tax obligations of the Company and (ii) interest income earned of up to $5.0 million (or approximately $5.7 million if the underwriters’ over-allotment option is exercised in full) on the Trust Account to fund the Company’s working capital requirements, provided that after said release there remains in the Trust Account a sufficient amount of interest income previously earned on the Trust Account to pay any due and unpaid income taxes on such interest income.

Aldabra 3 Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements — (Continued)

The Company, after signing a definitive agreement for a Business Combination, is required to submit such transaction for stockholder approval. In the event that stockholders purchasing securities in the Proposed Offering or thereafter (“Public Stockholders”) owning 40% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their founding shares (“Founding Shares”) of common stock in accordance with the vote of the Public Stockholders with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares into cash from the Trust Account. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock sold in the Proposed Offering. Accordingly, Public Stockholders holding 39.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders. Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Accordingly, if a Public Stockholder purchases more than 10% of the shares sold in this offering and a proposed business combination is approved, the Public Stockholder will not be able to seek conversion rights with respect to the full amount of his shares and may be forced to hold such additional shares or sell them in the open market.

The Company’s Certificate of Incorporation will be amended prior to the Proposed Offering to provide that the Company will continue in existence only until 24 months from the date of the final prospectus relating to the Proposed Offering (the “Effective Date”) or 30 months from the Effective Date if a letter of intent, agreement in principle or definitive agreement has been executed within 24 months after the Effective Date and a Business Combination has not yet been consummated within such 24 month period. If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of liquidating and winding up its affairs. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2) because of the expenses of the Proposed Offering, the Company’s general and administrative expenses and the anticipated costs of seeking an initial Business Combination.

Concentration of Credit Risk — The Company maintains cash in a bank deposit account which, at times, exceeds federally insured (FDIC) limits. The Company has not experienced any losses on this account.

Deferred Income Taxes — Deferred income tax assets and liabilities are computed for differences between the financial statements and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Loss Per Share — Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Aldabra 3 Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements — (Continued)

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Stock Based Compensation — The Company accounts for stock options and warrants using the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment,” (“SFAS 123(R)”). SFAS 123 (R) addresses all forms of shares based compensation awards including shares issued under employment stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123(R), share based payment awards will be measured at fair value on the awards grant date, based on estimated number of awards that are expected to vest and will be reflected as compensation expense in the financial statements.

New Accounting Pronouncements — Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.	Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 50,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 7,500,000 Units solely to cover the exercise of the underwriters’ over-allotment option). Each Unit consists of one share of the Company’s common stock and three quarters (3/4) of one Redeemable Common Stock Purchase Warrant (“Warrants”). No fractional Warrants will be issued and only whole Warrants will trade. Accordingly, unless two units are purchased no Warrants will be issued. Each whole Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.50 commencing the later of the completion of the initial Business Combination and one year from the Effective Date, provided in each case that the Company has an effective registration statement covering the shares of common stock issuable upon exercise of the Warrants and a current prospectus relating to them is available. The Warrants will expire six years from the Effective Date, unless earlier redeemed. The Company may redeem the Warrants, in whole but not in part, at any time after the Warrants become exercisable and there is an effective registration statement covering the shares of common stock issuable upon the exercise of the Warrants at a price of $.01 per Warrant upon 30 days’ notice while the Warrants are exercisable, only in the event that the last sale price of the common stock is at least $14.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants from the date the Warrants become exercisable until the Warrants expire or are redeemed. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that a portion of the underwriting discount equal to 3% of the gross proceeds of the Proposed Offering will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination.

Aldabra 3 Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements — (Continued)

3.	Deferred Offering Costs

Deferred offering costs consist of legal fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the receipt of the capital raised or charged to operations if the Proposed Offering is not completed.

4.	Notes Payable, Stockholders

The Company issued unsecured promissory notes in an aggregate principal amount of $125,000 to two of the Initial Stockholders on November 14, 2007. The notes are non-interest bearing and are payable on the earlier of November 14, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

5.	Income Taxes

Significant components of the Company’s future tax assets are as follows:

Expenses deferred for income tax purposes	$340
Less: valuation allowance	(340)

Totals	$—

Management has recorded a full valuation allowance against its deferred tax assets because it does not believe it is more likely than not that sufficient taxable income will be generated.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

6.	Commitments

The Company presently occupies office space provided by an affiliate of two of the Initial Stockholders. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $12,500 per month for such services commencing on the effective date of the Proposed Offering.

Pursuant to letter agreements which the Initial Stockholders will enter into with the Company and the underwriters, the Initial Stockholders will waive their right to receive distributions with respect to their Founding Shares upon the Company’s liquidation.

The Company’s Chairman, the Company’s Chief Executive Officer, the Company’s directors, Stephen H. Bittel and Peter R. Deutsch (and/or their family trusts), have committed to purchase a total of 7,600,000 Warrants (“Insider Warrants”) at $1.25 per Warrant (for an aggregate purchase price of $9,500,000) privately from the Company. These purchases will take place simultaneously with the consummation of the Proposed Offering. The Company performed an analysis of warrants issued by other blank check companies, taking into effect the additional value resulting from the longer exercise period and lower strike price as compared to such companies, and believes the purchase price of Insider Warrants is at a price greater than the fair value of such Warrants. However, if it is determined, at the time of the Proposed Offering, that the fair value of such Insider Warrants exceeds the $1.25 purchase price, the Company would record compensation expense for the excess of the fair value of the warrants on the day of purchase over the $1.25 purchase price in accordance with SFAS 123(R). All of the proceeds received from these purchases will be placed in the Trust Account. The Insider Warrants to be purchased by such purchaser will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that the Insider Warrants may not be called for redemption as

Aldabra 3 Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements — (Continued)

long as they are held by the original purchasers or their permitted transferees and the Insider Warrants may be exercisable on a “cashless basis,” at the holder’s option, so long as such securities are held by such purchaser or his affiliates. Furthermore, the purchasers have agreed that the Insider Warrants will not be sold or transferred by them, except for estate planning purposes, until 60 days after the Company has completed a Business Combination.

The Initial Stockholders and the holders of the Insider Warrants (or underlying securities) will be entitled to registration rights with respect to their Founding Shares or Insider Warrants (or underlying securities) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the Founding Shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Insider Warrants (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Insider Warrants (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

The Company has also agreed to pay the fees to the underwriters in the Proposed Offering as described in Note 2 above.

7.	Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters will prohibit the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

8.	Common Stock

The Company is proposing to issue 50,000,000 shares of common stock with a par value of $.0001 per share. The Company is authorized to issue up to 175,000,000 shares of common stock with a par value of $.0001 per share.

At November 15, 2007, there were 61,506,250 shares of common stock reserved for issuance upon exercise of Warrants, the Founders’ Warrants (see Note 9) and the Insider Warrants (which includes 5,250,000 warrants that are part of the over-allotment option, if exercised in full).

Effective November 5, 2007, the Company issued 14,375,000 units to the founders for an aggregate of $25,000 in cash, at a purchase price of approximately $0.002 per unit (which gives effect to the warrant dividend effected on December 19, 2007 (see Note 9) of three quarters (3/4) of one Founders’ Warrant issued per share of Founders’ common stock.) This includes an aggregate of 1,875,000 shares of common stock and 1,406,250 Founders’ Warrants (see Note 9) that are subject to forfeiture by the founders to the extent that the over-allotment option is not exercised in full by the underwriters. These holders will be required to forfeit only a number of securities necessary to maintain their collective 20% ownership interest in the Company’s common stock after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option.

Aldabra 3 Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements — (Continued)

The Insider Warrants will not be transferable or salable by the purchasers (subject to limited exceptions including the transferee agreeing to be bound to such transfer restrictions) until the Company completes a Business Combination, and will be exercisable on a cashless basis and will be non-redeemable by us so long as they are held by the purchasers or their affiliates. In addition, commencing on the date they become exercisable, the sponsors’ warrants and the underlying shares of common stock are entitled to registration rights under an agreement to be signed on or before the date of the prospectus relating to the Proposed Offering. With the exception of the terms noted above, the Insider Warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the Proposed Offering.

9.	Subsequent Event

Effective December 19, 2007, the Company’s Board of Directors authorized a warrant dividend of three quarters (3/4) of a Founders’ Warrant per share of Founders’ common stock. The Company has determined that this warrant dividend does not qualify as compensation as defined by SFAS 123(R) since the warrants had no value as of the effective date. All references in the accompanying financial statements to the number of warrants have been retroactively restated to reflect this transaction.

$500,000,000

50,000,000 Units

PROSPECTUS

          , 2008

Citi

Lazard Capital Markets	Pali Capital, Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000.00	(1)
SEC Registration Fee	33,613.79
FINRA filing fee	75,500.00
American Stock Exchange filing and listing fee	80,000.00
Accounting fees and expenses	50,000.00
Printing and engraving expenses	100,000.00
Directors & Officers liability insurance premiums	120,000.00	(2)
Legal fees and expenses	305,000.00
Miscellaneous	54,886.21	(3)

Total	$820,000.00

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Ninth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares

Nathan D. Leight(1)	13,229,305
Jason G. Weiss(1)	13,229,305
Jonathan W. Berger	44,442
Richard H. Rogel	44,442
David R. Jaffe	44,442
Bruce G. Pollack	44,442
William P. Stiritz	44,442
Terrapin Partners Employee Partnership	923,485

(1)	These shares are held by the Terrapin Partners Equity Partnership. Messrs. Leight and Weiss are the general partners of the Terrapin Partners Equity Partnership and they and/or their family trusts are the sole owners of the Terrapin Partners Equity Partnership.

Such shares were issued on November 5, 2007 pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals and entities. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.002 per share. On December 13, 2007, our board of directors authorized a dividend to our initial stockholders of three quarters of one warrant, each whole warrant to purchase one share of common stock, for each outstanding share of common stock.

In addition, Nathan D. Leight, Jason G. Weiss, Jonathan W. Berger, Richard H. Rogel, David R. Jaffe, Bruce G. Pollack, William P. Stiritz, Stephen H. Bittel and Peter R. Deutsch (and/or their family trusts) have committed to purchase from us 7,600,000 warrants at $1.25 per warrant (for an aggregate purchase price of $9,500,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation.*
3.2	Amended and Restated Certificate of Incorporation.*
3.3	By-laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Graubard Miller.*
10.1	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Nathan D. Leight.*
10.2	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Jason G. Weiss.*
10.3	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Jonathan W. Berger.*
10.4	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Richard H. Rogel.*
10.5	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and David R. Jaffe.*
10.6	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Bruce G. Pollack.*
10.7	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and William P. Stiritz.*
10.8	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Terrapin Partners Equity Partnership.*
10.9	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Terrapin Partners Employee Partnership.*
10.10	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.11	Form of Securities Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.*
10.12	Form of Letter Agreement between Terrapin Partners LLC and Registrant regarding administrative support.*
10.13	Form of Promissory Note issued to each of Nathan D. Leight and Jason G. Weiss.*
10.14	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*
10.15	Form of Subscription Agreements among the Registrant, Graubard Miller and each of Nathan D. Leight, Jason G. Weiss Jonathan W. Berger, Richard H. Rogel, David R. Jaffe, Bruce G. Pollack, William P. Stiritz, Stephen H. Bittel and Peter R. Deutsch (and/or their family trusts).*
14	Form of Code of Ethics.*
23.1	Consent of McGladrey & Pullen, LLP.
23.2	Consent of Graubard Miller (included in Exhibit 5.1).*
24	Power of Attorney (included on signature page of this Registration Statement).
99.1	Form of Audit Committee Charter.*
99.2	Form of Nominating Committee Charter.*

*	To be filed by amendment.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of December 2007.

ALDABRA 3 ACQUISITION CORP.

By:	/s/ Jason G. Weiss
Name:     Jason G. Weiss

Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nathan D. Leight and Jason G. Weiss his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Nathan D. Leight Nathan D. Leight	Chairman of the Board	December 31, 2007

/s/ Jason G. Weiss Jason G. Weiss	Chief Executive Officer, Secretary and Director (Principal executive officer and principal financial and accounting)	December 31, 2007

/s/ Jonathan W. Berger Jonathan W. Berger	Director	December 31, 2007

/s/ Richard H. Rogel Richard H. Rogel	Director	December 31, 2007

/s/ David R. Jaffe David R. Jaffe	Director	December 31, 2007

/s/ Bruce G. Pollack Bruce G. Pollack	Director	December 31, 2007

/s/ William P. Stiritz William P. Stiritz	Director	December 31, 2007